POWERSOFT TECHNOLOGIES INC. ANNUAL MEETING
                                  SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

--------------------------------------------------------------------------------
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential for use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           POWERSOFT TECHNOLOGIES INC.
                 ----------------------------------------------
                (Name of Registrant as Specified in its Charter)

Payment of Filing Fee (Check the appropriate box):
[ ]  No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1) Title of each class of securities to which the transaction applies: (2) Aggregate number of securities to which transaction applies: (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
(4)  Proposed maximum aggregate value of transaction:
(5)  Total fee paid: $967.60
[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

              (1)  Amount Previously Paid:
              (2)  Form, Schedule or Registration Statement No.:
              (3)  Filing Party:
              (4)  Date Filed:
--------------------------------------------------------------------------------

                           POWERSOFT TECHNOLOGIES INC.
                       650 West Georgia Street, Suite 1600
                                 P. O. Box 11586
                         Vancouver, B.C., Canada V6B4N8


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         To be held on November 10, 1999



     NOTICE IS  HEREBY  GIVEN  that the  Annual  Meeting  of  Stockholders  (the
"Meeting") of Powersoft Technologies Inc., a Delaware corporation (the "Company"), will be held in the Board Room of eVision USA.Com, Inc., 31st Floor, 1700 Lincoln Street, Denver, Colorado 80203, on November 10, 1999, at 10:00 a.m. Mountain Time, for the purpose of considering and voting upon proposals to:

     (1) elect two directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualify;

     (2) reincorporate the Company by changing the state of incorporation from Delaware to Colorado by the adoption of a Plan and Agreement of Merger pursuant to which the Company will effectuate a 30 to 1 reverse split of its common stock and will be merged with and into Asia SuperNet Corporation, a Colorado corporation, which is a wholly owned subsidiary of the Company formed specifically for the purpose of the reincorporation and which shall be the surviving corporation;

     (3) approve an agreement between the Company and SAR Trading Limited ("SAR"), a company wholly owned by Fai H. Chan, an officer, director and majority stockholder of the Company, whereby the Company agreed to sell and SAR agreed to purchase all of the operating subsidiaries of the Company in consideration for which the Company agreed to issue SAR $4,838,000 of convertible debt; and

     (4) transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

     Only stockholders of record at the close of business on October 13, 1999, are entitled to notice of and to vote at the Meeting and at any adjournment thereof.

     The enclosed Proxy is solicited by and on behalf of the Board of Directors of the Company. All stockholders are cordially invited to attend the Meeting in person. Whether you plan to attend or not, please date, sign and return the accompanying proxy in the enclosed return envelope, to which no postage need be affixed if mailed in the United States. The giving of a proxy will not affect your right to vote in person if you attend the Meeting.



                                         BY ORDER OF THE BOARD OF DIRECTORS



                                         ROBERT H. TRAPP, SECRETARY

Vancouver, B.C., Canada
October 19, 1999

                           POWERSOFT TECHNOLOGIES INC.
                       650 West Georgia Street, Suite 1600
                                 P. O. Box 11586
                         Vancouver, B.C., Canada V6B4N8
                                  604-685-3398

                                 PROXY STATEMENT
                         ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD ON NOVEMBER 10, 1999


     This proxy statement ("Proxy Statement") is being furnished in connection with the solicitation of proxies by the Board of Directors of Powersoft
Technologies Inc. (the "Company") to be used at the Annual Meeting of Stockholders (the "Meeting") to be held in the Board Room of eVision USA.Com, Inc., 31st Floor, 1700 Lincoln Street, Denver, Colorado 80203 on November 10, 1999, at 10:00 a.m. Mountain Time, and at any adjournment(s) thereof.

     This Proxy Statement and the accompanying Proxy will be mailed to the Company's stockholders on or about October 19, 1999.

     Any person signing and mailing the enclosed Proxy may revoke it at any time before it is voted by: (i) giving written notice of the revocation to the Company's corporate secretary; (ii) voting in person at the Meeting; or (iii) voting again by submitting a new proxy card. Only the latest dated proxy card, including one which a person may vote in person at the Meeting, will count. If not revoked, the Proxy will be voted at the Meeting in accordance with the instructions indicated on the Proxy by the Stockholder, or, if no instructions are indicated, will be voted FOR the slate of directors described therein; FOR reincorporating the Company by changing the state of incorporation from Delaware to Colorado by the adoption of a Plan and Agreement of Merger pursuant to which the Company will effectuate a 30 to 1 reverse split of its common stock and will be merged with and into Asia SuperNet Corporation, a Colorado corporation, which is a wholly owned subsidiary of the Company formed specifically for the purpose of the reincorporation and which shall be the surviving corporation; and FOR approving an agreement between the Company and SAR Trading Limited ("SAR"), a company wholly owned by Fai H. Chan, an officer, director and shareholder of the Company, whereby the Company agreed to sell and SAR agreed to purchase all of the operating subsidiaries of the Company in consideration for which the Company agreed to issue SAR $3,472,222 of convertible debt.


                                VOTING SECURITIES

     Voting rights are vested exclusively in the holders of the Company's $0.01 par value common stock ("Common Stock") with each share entitled to one vote. Cumulative voting in the election of directors is not permitted. Only stockholders of record at the close of business on October 13, 1999, are entitled to notice of and to vote at the Meeting or any adjournments thereof. On October 3, 1999, the Company had 15,560,262 shares of Common Stock outstanding.

                                   THE COMPANY

     The Company was originally organized in California on March 24, 1958 as Time Saver Markets, Inc. From 1958 to 1994, the Company effected numerous name changes and engaged in businesses other than those it presently operates. In August 1994, the Company changed its corporate domicile to Delaware. In November 1994, the Company, then known as Alpine International Corp., changed its name to Heng Fai China Industries, Inc. On March 31, 1998, the Company changed its name to Powersoft Technologies Inc. The Company has signed an agreement ("SAR Agreement"), to sell most of its subsidiaries, and as a result, all of its operations to SAR Trading Limited, ("SAR"), a company wholly owned by Fai H. Chan, an officer, director and majority stockholder of the Company. Upon stockholder approval of the SAR Agreement, the Company intends to focus its operations on the acquisition of companies operating in the fields of computer technology, Internet and telecommunications to be implemented in Asian markets.

As of June 30, 1999, the Company's investments and subsidiaries were as follows:


Name                                % Owned           State/Foreign
                                                      Incorporation
-----------------------------       -------           -------------

Vancouver Hong Kong                  100%(2)          Canada
   Properties Ltd.


America & China Business             100%             Canada
   and Development Inc.


Heng Fai Management Inc.             100%(2)          British Virgin Islands

Heng Fai China & Asia                100%(2)          Hong Kong
   Industries Limited


Cangzhou Min You                     19%(1)           People's Republic of
   Cement Co., Ltd.                                   China

Heng Fai China                       100%(2)          Hong Kong
   Industries Limited


Worldwide Container                  100%(2)          Hong Kong
   Company Limited


Greatly Hong Kong Limited            100%(2)          Hong Kong

Heng Fai China Industries            100%(2)          Hong Kong
   Acquisition Limited

     (1) As of July 24, 1998, the Company divested 81% of its interest in Cangzhou Min You Cement Co., Ltd.

     (2) On January 18, 1999, the Company entered into an agreement with SAR wherein SAR agreed to buy and the Company agreed to sell these subsidiaries to SAR for approximately $4,838,000 in the form of the assumption of certain liabilities. In consideration of the assumption of liabilities, the Company agreed to issue two notes payable to SAR in the amounts of $1,000,000 and $3,838,000. The $1,000,000 note is immediately convertible into 20,000,000 shares of Common Stock. The $3,838,000 note can be converted into shares of Common Stock of the Company, in minimum increments of $250,000 each, at the average 15 day trading price of the Company's Common Stock at the option of the Company by giving seven trading days notice in writing to SAR. The Company agreed to offset the amounts due from related parties of $1,365,278 against the $3,838,000 note payable, resulting in an amendment to the original promissory notes. The note payable for $3,838,000 was effectively reduced to $2,472,722. The agreement is subject to the approval of the Company's stockholders.

Agreement with CyberConstruction Company, Inc.

     On February 12, 1999, the Company entered into a Technology License and Services Agreement (the "Agreement") with CyberConstruction Company, Inc. ("Cyber"). Cyber has developed and continues to develop certain software applications, methods, operating procedures, Internet infrastructure design and Internet site template development (collectively the "Technology"). The Agreement grants a nontransferable license to the Company to use and execute the Technology, along with related services, for the Company's customers. The Company agreed to grant and transfer to Cyber, as a consideration of the license and related services, certain of its preferred stock equal in value to $10 million, as part of an issuance of up to $50 million worth of its preferred stock. The Company has agreed that upon the sooner of (i) the licensing or acquisition of technologies or companies utilizing the $50 million proceeds from the sale of preferred stock; or (ii) February 13, 2001, the Company will endeavor to meet the listing requirements of Nasdaq for registration of the preferred stock. The transaction contemplated by the agreement has not yet been consummated and consequently, has not yet been recorded.

Historical Information

     In 1994, the Company acquired Vancouver Hong Kong Properties Ltd., a Canadian corporation ("Vancouver Hong Kong"), which owns an apartment building in North Vancouver, British Columbia ("Apartment Building").

     In January 1995, the Company acquired a wholly-owned subsidiary, Heng Fai China & Asia Industries Limited ("Asia"), a company incorporated in Hong Kong, along with Asia's wholly-owned subsidiary, Heng Fai China Industries Limited ("China"). China is incorporated in Hong Kong and owned an option to acquire, through its wholly owned subsidiary, Cangzhou Min You Cement Co., Ltd., a foreign-owned enterprise registered in the People's Republic of China ("PRC") ("Min You"), direct or joint venture operating lease interests in the following three cement factories in the Hebei province of PRC: (i) the Hebei Cangzhou City Chemical Corporation Factory ("Cangzhou Factory"); (ii) the Qingxian Cement Factory ("Qingxian Factory"); and (iii) the Hebei Cangzhou Area Construction Materials Factory ("Hebei Factory"). Min You did not exercise its option to acquire interests in the Qingxian Factory and the Hebei Factory, and such option has since expired.

     In April 1995, Min You exercised an option to lease a production line at the Cangzhou Factory. Such lease provided for the use of the production line at Cangzhou Factory for a five year period commencing January 1, 1995.

     In September 1996, the Company, through its wholly owned subsidiary, Worldwide Container Company, Ltd. ("Worldwide"), acquired a 70% interest in Wuhan Monkey King Container Co., Ltd. ("Wuhan"), in exchange for 727,272 shares of the Company's Common Stock. Wuhan is a sino-foreign equity joint venture registered in PRC which is engaged in the design, manufacture, lease and repair of standard and non-standard containers and related steel structure products.

     In January 1997, the Company acquired from Fai H. Chan, an officer, director and shareholder of the Company, 100% of the outstanding Common Stock of Greatly Hong Kong Limited ("Greatly HK") in exchange for nominal consideration. Greatly HK had a 25% interest in Hebei Cherry Valley Duck Ltd. ("Duck Farm"), a cooperative joint venture established in the PRC which was engaged in the management and operation of a duck farm in PRC. The investment was wholly financed by an interest free, short term advance from Fai H. Chan. Other than the investment in the Duck Farm and advance from Fai H. Chan, Greatly HK had no other material assets and liabilities, or operations at the time of acquisition.

     In March 1997, the Company acquired from Fai H. Chan, an officer, director and majority stockholder of the Company, 100% of the outstanding Common Stock Heng Fai China Industries Acquisition Limited ("Heng Fai Acquisition") in exchange for nominal consideration. Heng Fai Acquisition had an option to form a cooperative joint venture in PRC, but otherwise had no material assets and liabilities, or operations at the time of acquisition. Heng Fai Acquisition entered into a conditional agreement ("Agreement") with an unaffiliated party in PRC ("PRC Party") to establish a joint venture, Heng Li (Zhangjiagang Free Trade
Zone) International Trading and Development Co., Ltd. ("Heng Li"), to develop and construct a commercial building in Zhangjiagang Free Trade Zone, PRC. However, the Agreement was not completed and an application has been submitted to cancel the registration of Heng Li.

1997 Divestitures

     After several years of direct investments in the PRC as described above, the Company believed the returns on such investments were unsatisfactory. The Company believed its best course of action was to write-off or discontinue a substantial part of its PRC operations ("Divestiture"). Pursuant to reorganization, the Company commenced the Divestiture and entered into the following agreements to terminate or substantially reduce its interest in its PRC operations as follows:

Min You. In December 1997, the Company, through China, transferred 81% of its interest in Min You to two unrelated parties in Hong Kong and PRC. China retained a 19% interest in Min You and full provisions have been made against the remaining cost of investment in Min You. Applications for the change in ownership in Min You have been approved by the respective authorities in PRC.

Wuhan. In December 1997, the Company effected an agreement to reverse the acquisition by returning its 70% interest in Wuhan and redeeming the 727,272 shares of restricted Common Stock previously issued pursuant to the acquisition. Applications for the change in ownership in Wuhan were approved by the respective authorities of PRC during 1998.

Duck Farm. In December 23, 1997, Greatly HK effected an agreement to dispose of its 25% interest in the Duck Farm to compensate for the loss of the joint venture. Applications for the change in ownership of the Duck Farm were approved by the respective authorities in PRC and the transaction was consummated during 1998.

Heng Li. Heng Fai Acquisition did not exercise its option to form Heng Li as certain conditions of the joint venture agreement were not met. In December 1997, the Company canceled the registration of Heng Li.

Segment Information

     Segment information for the six months ended June 30, 1999 and 1998 is not included because it may not be indicative of the current or future operations of the segments primarily due to the SAR Agreement.


                                                   Rental     Investment
                                                   Income       Income       Consolidated
For the year ended December 31, 1998               ------     ----------     ------------

Revenues ..................................   $   307,327    $    13,303    $   320,630
                                                ---------     ----------     ----------
Income (loss) from operations .............        80,714        (25,154)        55,560
General corporate expenses ................                                    (639,889)
Interest Expense ..........................                                    (492,804)
                                                                             ----------
Loss from continuing operations ...........                                  (1,077,133)
                                                                             ----------
Discontinued operations:
   Cangzhou Cement ........................                                       --
   Wuhan ..................................                                       --
   Investment in Duck Farm ................                                       --

Loss from discontinued operations..........                                       --
                                                                             ----------
Loss before income taxes ..................                                 $(1,077,133)
                                                                             ==========

                                       5


For the year ended December 31, 1998               Rental     Investment
(continued)                                        Income       Income       Consolidated
                                                   ------     ----------     ------------
Identifiable assets:
   Continuing operations ..................   $   703,003    $   474,435    $ 1,177,438

   Discontinued operations:
      Cangzhou Cement .....................                                       --
      Wuhan ...............................                                       --
      Investment in Duck Farm .............                                       --
                                                                             ----------
                                                                              1,177,438
   Corporate assets .......................                                      38,328
                                                                             ----------
                                                                            $ 1,215,766
                                                                             ==========
Supplemental information
   Depreciation ...........................   $    34,346    $       840    $    35,186
                                               ==========     ==========     ==========
   Capital expenditures ...................   $      --      $      --      $      --
                                               ==========     ==========     ==========

                                                   Rental     Investment
                                                   Income       Income       Consolidated
For the year ended December 31, 1997              ------     ----------     ------------

Revenues ..................................   $   346,528    $   225,393    $   571,921
                                               ----------     ----------     ----------
Income (loss) from operations .............       116,404        138,794        255,198
General corporate expenses ................                                  (1,163,415)
Interest Expense ..........................                                    (309,201)
                                                                             ----------
Loss from continuing operations ...........                                  (1,217,418)
                                                                             ----------
Discontinued operations:
   Cangzhou Cement ........................                                      (8,342)
   Wuhan ..................................                                      59,232
   Investment in Duck Farm ................                                    (301,324)
                                                                             ----------
Loss from discontinued operations .........                                    (250,434)
                                                                             ----------
Loss before income taxes ..................                                  (1,467,852)
                                                                             ==========
Identifiable assets:
   Continuing operations ..................   $   803,754    $ 1,531,620    $ 2,335,374

                                       6


For the year ended December 31, 1997               Rental     Investment
(continued)                                        Income       Income       Consolidated
                                                   ------     ----------     ------------
   Discontinued operations:
      Cangzhou Cement .....................                                        --
      Wuhan ...............................                                        --
      Investment in Duck Farm .............                                        --
                                                                             ----------
                                                                              2,335,374
   Corporate assets .......................                                      52,688
                                                                             ----------
                                                                            $ 2,388,062
Supplemental information:                                                    ==========
   Depreciation ...........................   $    40,320    $       841    $    41,161
                                               ==========     ==========     ==========

   Capital expenditures ...................   $      --      $      --      $      --
                                               ==========     ==========     ==========

                                                   Rental     Investment
                                                   Income       Income       Consolidated
For the year ended December 31, 1996              ------     ----------     ------------

Revenues ..................................   $   336,644    $    92,214    $   428,858
                                               ----------     ----------     ----------
Income (loss) from operations .............        85,883        (59,955)        25,928
General corporate expenses ................                                  (1,966,224)
Interest Expense ..........................                                    (121,436)
                                                                             ----------
Loss from continuing operations ...........                                  (2,061,732)
                                                                             ----------
Discontinued operations:
   Cangzhou Cement ........................                                     (62,487)
   Wuhan ..................................                                    (241,208)
   Investment in Duck Farm ................                                        --
                                                                             ----------
Loss from discontinued operations .........                                    (303,695)
                                                                             ----------
Loss before income taxes ..................                                 $(2,365,427)
                                                                             ==========
Identifiable assets:
   Continuing operations ..................   $   787,920    $   710,307    $ 1,498,227

   Discontinued operations:
      Cangzhou Cement .....................                                     395,955
      Wuhan ...............................                                   8,560,939

      Investment in Duck Farm .............                                         --
                                                                             ----------
                                        7


For the year ended December 31, 1996               Rental     Investment
(continued)                                        Income       Income       Consolidated
                                                   ------     ----------     ------------
                                                                            $10,455,121
   Corporate assets .......................                                     170,259
                                                                             ----------
                                                                            $10,625,380
                                                                             ==========
Supplemental information:
   Depreciation ...........................   $    41,395    $       420    $    41,815
                                               ==========     ==========     ==========

   Capital expenditures ...................   $      --      $     3,363    $     3,363
                                               ===========   ===========    ===========

     The  following  is  a  summary  of  information   regarding  the  Company's
continuing operations by geographical area for each of the six months ended June 30, 1999 and 1998 and for the three years ended December 31, 1998:

     Six Months Ended June 30, 1999 and 1998


                                                       1999               1998
                                                       ----               ----
Revenue:
   North America ...........................        $ 169,473         $ 172,751

   Hong Kong ...............................        $     212         $   2,879


Operating income (loss):
   North America ...........................        $  94,608           101,138

   Hong Kong ...............................        $ 153,290         $(211,626)

   General corporate expenses ..............        $(327,725)        $(393,459)


Identifiable assets:
   North America ...........................        $ 675,508         $ 661,805

   PRC .....................................        $    --           $    --

   Hong Kong ...............................        $ 782,030         $ 439,290

     Three Years Ended December 31:

                                             1998           1997        1996
                                             ----           ----        ----
Revenue:
   North America ...................... $   312,119   $    360,030  $  342,112
   Hong Kong ..........................       8,511        211,891      86,746
                                          ---------    -----------   ---------
                                        $   320,630   $    571,921  $  428,858
                                         ==========    ===========   =========
Operating income (loss):
   North America ...................... $    80,714   $   116,404   $   91,351
   Hong Kong ..........................    (517,958)     (170,407)    (186,859)

Three Years Ended December 31, 1998          1998          1997          1996
(continued)                                  ----          ----          ----

   General corporate expenses ......... $  (639,889)  $(1,163,415)  $(1,966,224)
                                         ----------    ----------    ----------
                                        $(1,077,733)  $(1,217,418)  $(2,061,732)
                                         ==========    ==========    ==========
Identifiable assets:
   North America ...................... $   703,003   $   803,754   $   787,920
   PRC ................................        --           --        8,956,894
   Hong Kong ..........................     474,435     1,531,620       710,307
   Corporate assets ...................      38,328        52,688       170,259
                                          ---------    ---------     ----------
                                        $ 1,215,766   $2,388,062  $  10,625,380
                                          =========    ==========    ==========

Real Estate Operations

     Vancouver Hong Kong operates an apartment building, Lord Highlands Apartments, 260 East 12 Street, North Vancouver, British Columbia, Canada V7L 2J6 ("Apartment Building"), located within the Central Lonsdale area of the City of North Vancouver, British Columbia. Developments in the immediate area consist primarily of low to medium density residential units, with commercial development focused along Lonsdale Avenue to the west and the more prominent cross streets such as 13th Street and 15th Street. Lions Gate Hospital, a principal medical facility, is located just north of the apartment building at the intersection of East 13th Street and St. George Avenue.

     The Central Lonsdale corridor serves as the primary commercial center for the city and the surrounding areas of North Vancouver. Residential development in the surrounding areas consists of a variety of 3-story rental and strata tiled apartments, plus lower density townhouse developments. The area also has higher density development in the area. Thus, the apartment building is located within a stable multiple residential oriented neighborhood, located in close proximity to local retail, recreational and public amenities.

     The following information has been extracted from the Canada Housing Corporation's ("CMHC") Vancouver CMA Rental Market Report.

Vacancy Rates


Region                                    12/98         12/97        12/96
------------------------------            -----         -----        -----
City North of Vancouver                    1.9%          0.6%         0.6%

District North of Vancouver                1.2%          0.2%         0.2%

Metro Vancouver                            1.5%          1.5%         1.2%
Apartment Rental Rates


City North of Vancouver               12/98          12/97          12/96
-------------------------------       -----          -----          -----
Bachelor                             CDN$607        CDN$574        CDN$572

One Bedroom                          CDN$705        CDN$703        CDN$688

Two Bedroom                          CDN$859        CDN$971        CDN$967

     The  Apartment  Building  is a 60 unit,  three-story  wood  frame  building constructed in the late 1960's. The building has a below grade basement containing the mechanical rooms, various storage rooms, workshops and recreational areas. The apartment building has a total of 60 suites consisting of one bachelor suite, 38 one bedroom suites and 21 two bedrooms suites. Twelve of the two bedrooms suites, located on the corners of the building offer wood burning fireplaces. The suites are generally larger than average and on the whole, have been well maintained. General finishing details include hardwood floors or wall-to-wall carpeting with vinyl flooring in the kitchens and bathrooms, adequate cabinet/counter space in the kitchens with two appliances, partly tiled shower surrounds in the bathroom and covered balconies or patios. Paved open parking for 60 vehicles is provided at the rear of the apartment building. Access/egress is available by a paved rear service lane off St. Andrews Avenue.

Apartment Building Rental Rates

     The current monthly rents* are as follows:

Suite Type                                     Monthly Rent
--------------------------------     -------------------------------
Bachelor                             CDN$580
One Bedroom                          CDN$660
Two Bedroom                          CDN$805
-------------
* Rent includes heat, hot water, parking and cable television.

     The above survey supports the conclusion that the monthly rents within the subject are reasonably in line with market rents, taking into account the size and condition of the units plus the inclusions in the monthly rent.

     This Subsidiary is being sold as a part of the SAR Agreement.

Employees

     The Company currently employs five persons, two of which oversee the operations of the Apartment Building, and one monitors the operations in PRC. The Company believes that its relationship with its employees is good. If proposal number three is approved, the Company will not employ any persons. However, the Company intends to hire information technology employees shortly thereafter.

Government Regulation

     The Company is not aware of any government regulations in the United States or Canada which could materially adversely affect its business or operations in Canada. The Company's participation in the operations of the Apartment Building are subject to significant governmental regulation in Canada and the Company believes it is in compliance with such regulations to the extent the same are applicable to the Company.

Properties

     The Company leases its principal executive offices at 650 West Georgia Street, Vancouver, British Columbia, Canada. The offices are suitable for the needs of the Company.

     In June 1998, the Company transferred a lease for an office at 45 Wall Street, New York, New York to eVision USA.Com, Inc., formerly known as Fronteer Financial Holdings, Ltd., a company of which Fai H. Chan is an officer, director and beneficial majority stockholder.

     Vancouver Hong Kong also operates the Apartment Building, composed of 60 individual residential units in a three story frame building situated at the corner of East 12 Street and St. Andrews Avenue in North Vancouver, British Columbia, Canada. The Apartment Building is approximately 57,340 square feet and is situated on approximately 1,109 acres of land. It is owned by the Company, subject to first and second mortgages. The land underlying the Apartment Building is leased and such lease terminates on May 31, 2032, subject to earlier termination in certain circumstances. The annual lease cost for the land is fixed at $71,115 until the year 2010, after which time it will be renegotiated for the remaining term.


            MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

     The Company's Common Stock is quoted on the OTC Bulletin Board ("OTC"). However, there is no established public trading market for the Company's Common Stock. The following table sets forth, for the periods indicated, the reported high and low bid price quotations for the Common Stock for the periods such securities have been reported on the OTC. Such quotations reflect inter-dealer prices, but do not include retail mark-ups, mark-downs or commissions and may not necessarily represent actual transactions.

Common Stock

Six Months Ended June 30, 1999:               High Bid             Low Bid
                                              --------             -------

First Quarter                              $    0.045            $   0.022

Second Quarter                                  0.024                0.020


Year ended December 31, 1998:

First Quarter                              $    0.245            $   0.10

Second Quarter                                  0.210                0.12
Third Quarter                                   0.130                0.09
Fourth Quarter                                  0.085                0.05

Year ended December 31, 1997:

First Quarter                              $    1.875            $   0.53

Second Quarter                                  0.813                0.34
Third Quarter                                   0.600                0.24
Fourth Quarter                                  0.265                0.11

     As of October 3, 1999, there were approximately 1,445 holders of record of the Common Stock based upon information furnished by OTR/Oxford Transfer & Registrar Securities Agent, the transfer agent for the Common Stock. The number of record holders does not include holders whose securities are held in street names. The closing price of the Common Stock on January 18, 1999, the date of the agreement between the Company and SAR, was $0.045 per share. The closing price of the Common Stock as reported on the OTC Bulletin Board on June 17, 1999 was $0.022. As of June 17, 1999, there were 15,560,262 shares of Common Stock outstanding.

     The Company has never paid and does not anticipate paying any cash dividends on its Common Stock in the foreseeable future. The Company intends to retain all earnings for use in the Company's business operations and in the expansion of its business.

                             SELECTED FINANCIAL DATA

     The following table sets forth selected financial data of the Company and its subsidiaries. The selected consolidated financial data for the Company in the table for the six months ended June 30, 1999 and 1998 and for the five years ended December 31, 1998, 1997, 1996, 1995 and 1994, are derived primarily from the consolidated financial statements included elsewhere herein. The data should be read in conjunction with "Management's Discussion and Analysis of Results of Operations and Financial Condition," the consolidated financial statements of the Company and related notes thereto and other financial information included elsewhere herein. All dollar amounts reflect U.S. Dollars.


                       Six Months Ended June 30,                              Year Ended December 31,
                       ------------------------        ----------------------------------------------------------------
                         1999           1998           1998           1997           1996            1995          1994
                         ----           ----           ----           ----           ----            ----          ----
Net operating
   revenues ....... $   169,685        175,630        320,630        571,921        428,858        354,952        333,319

(Loss) income
   from
   continuing .....     (79,827)      (503,947)    (1,077,133)    (1,217,418)    (2,061,732)    (1,880,672)        27,315
   operations

Total assets ......   1,568,210      1,939,513      1,215,766      2,388,062     10,625,380      1,723,856      1,129,696

Long-term
   obligations:
   Mortgage loans..     727,096        808,253        710,277        837,966        865,594        975,108        971,611
      payable
   Long-term note..        --             --             --             --           88,744         91,415           --
      payable

Per common share, basic and diluted:
(Loss) income
   from
   continuing .....        --            (0.03)         (0.07)         (0.08)         (0.18)         (0.18)          0.02
   operations

Cash dividends
   per
   common share ...        --             --             --             --             --             --             --

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following discussion should be read in conjunction with the Consolidated Financial Statements of the Company and related Notes thereto, and other financial information included elsewhere herein. The financial statements of the Company are prepared in conformity with United States generally accepted accounting principles.

Introduction

     The Company was originally incorporated in 1958 and until June 1994 had been engaged in businesses other than those it presently operates.

     The Company owns an Apartment Building in North Vancouver, British Columbia, and until June 1995 the Company's operations were comprised of that single segment. In 1995 and 1996, the Company, through various subsidiaries, acquired certain interests in PRC, including:

     o Min You, which has an option to lease a production line in Cangzhou Factory for cement manufacturing;
     o a 70% interest in Wuhan, a PRC container manufacturer; o an interest in the Duck Farm pursuant to which the Company operated a duck farm in PRC; and
     o an option to form Heng Li in order to develop a commercial building in Zhangjiagang Free Trade Zone, PRC.

     In the fourth quarter of 1997, the Company determined that it would discontinue substantially all of its operations in PRC. The Divestiture included:

     o the transfer of 81% of the Company's interest in Min You to two unrelated parties;
     o effecting an agreement to reverse the acquisition of a 70% interest in Wuhan;
     o the termination of the Company's interest in the Duck Farm; and o the termination of the Heng Li joint venture agreement.

     As of December 31, 1998, the Company retained a 19% interest in Min You, but full provisions have been made against the remaining cost of investment in Min You, and 100% of the outstanding capital stock of Vancouver Hong Kong.

     On January 18, 1999, the Company entered into an agreement with SAR wherein SAR agreed to buy and the Company agreed to sell all of the operating subsidiaries to SAR for approximately $4,838,000 in the form of the assumption of certain liabilities. In consideration of the assumption of liabilities, the Company agreed to issue two notes payable to SAR in the amounts of $1,000,000 and $3,838,000. The $1,000,000 note is immediately convertible into 20,000,000 shares of Common Stock of the Company. The $3,838,000 note can be converted into shares of Common Stock of the Company, in minimum increments of $250,000 each, at the average 15 day trading price of the Company's Common Stock at the option of the Company by giving seven trading days notice in writing to SAR. The

Company agreed to offset the amounts due from related parties of $1,365,278 against the $3,838,000 note payable, resulting in an amendment to the original promissory notes. The note payable for $3,838,000 was effectively reduced to $2,472,722. This transaction essentially liquidates the operations of the Company and transfers control of the Company to SAR.

Results of Continuing Operations

SIX MONTHS ENDED JUNE 30, 1999, AS COMPARED TO THE SIX MONTHS ENDED JUNE
30, 1998

     There were no significant changes in the revenues and expenses attributable to the operation of Vancouver Hong Kong's real estate between the six-months ended June 30, 1999 and six-months ended June 30, 1998.

     Investment income decreased from $2,879 in through June 30, 1998 to $679 through June 30, 1999. The Company has not engaged in investment activity during the six month ended June 30, 1999. This is because of the uncertainty related to the international securities markets. Investment income in 1999 consists of interest income.

     Consulting expense decreased from an aggregate of $62,500 for the six months ended June 30, 1998 to nil for the six months ended June 30, 1999. This is due to the Company's reduced use of consulting services. Interest expense decreased from $214,505 for the six-months ended June 30, 1998 to $189,662 for the same period in 1999. This is due to the decrease in margin loans payable. The outstanding balance of margin loans payable amounted to $3,099,607 and $3,136,264 at June 30, 1999, and June 30, 1998, respectively. Other operating expenses decreased from $76,642 in 1998 to $59,040 in 1998. The decrease is due to reduced professional fees and financial, travel and miscellaneous expenses.

YEAR ENDED DECEMBER 31, 1998 AS COMPARED TO THE YEAR ENDED DECEMBER
31, 1997

     There were no significant changes in the revenues and expenses attributable to the operation of Vancouver Hong Kong's real estate between the year ended December 31, 1998 and the year ended December 31, 1997.

     Investment income decreased from income of $138,794 through December 31, 1997 to a loss of $25,154 through December 31, 1998. The Company has not engaged in investment activity during the year ended December 31, 1998. This is because of the uncertainty related to the international securities markets. The net investment loss in 1998 consists of the loss due to the expiration of the warrants, amounting to $145,800 and interest income.

     Consulting expense decreased from an aggregate of $772,250 for the year ended December 31, 1997 to $562,500 for the year ended December 31, 1998, due to amortization period of certain consulting agreements expiring early in 1998. Interest expense increased from $309,201 for the year ended December 31, 1997 to $492,804 for the same period in 1998.

     The Company's net loss from continuing operations was $1,077,133 for the year ended December 31, 1998, as compared to a net loss of $1,217,418 for the year ended December 31, 1997. The reasons for the trend are the reductions in the other operating administrative expenses and consulting fees during the year ended December 31, 1998.

YEAR ENDED DECEMBER 31, 1997 AS COMPARED TO THE YEAR ENDED DECEMBER
31, 1996

     The Company's net loss from continuing operations for the year ended December 31, 1997 was $1,217,418, a change of $844,314 compared to a net loss of $2,061,732 for the year ended December 31, 1996. The decrease in the net loss was primarily due to (i) an increase in investment income; (ii) a decrease in consulting fees paid.

     Consolidated revenues increased to $571,921 for the year ended December 31, 1997, from $428,858 for the year ended December 31, 1996. This is due to the gains that have been recorded in connection with its investment securities.

     In the operation of Vancouver Hong Kong's real estate, the Company experienced an increase in rental income of $9,884 from 1996 to 1997. Also property expenses decreased by $20,637 in 1997 as compared to 1996. This is because of cost controls applied to repairs, utilities and management fee expenses.

     Operating expenses decreased from $2,490,590 in 1996 to $1,789,339 in 1997. The decrease is primarily due to the reduced use of consultants for investor relations and financial advice. Such expenses have declined from $1,368,567 in 1996 to an aggregate of $272,250 in 1997.

     In addition to the above consulting fees, there has been an increase in interest expense, from $121,436 in 1996 to $309,201 in 1997. This is primarily due to the increase in margin borrowings in 1997, from $489,193 at December 31, 1996, to $3,058,295 at December 31, 1997.

     The Company holds certain equity securities that are available for sale. The Company records unrealized gains and losses, as a component of equity. The net unrealized losses so recorded during 1997 amounted to $2,228,442. The cumulative net losses charged to equity as of December 31, 1997 are $2,307,267.

     The Company holds certain equity securities that are available for sale. The Company records unrealized gains and losses, net of applicable taxes, as a component of equity. The cumulative net unrealized losses so recorded as of December 31, 1996 amounted to $78,825.

Inflation

     The effect on inflation on the Company's operations is not material and is not anticipated to have any material effect in the future.

Discontinued Operations

YEAR ENDED DECEMBER 31, 1997 AS COMPARED TO THE YEAR ENDED DECEMBER
31, 1996

     In 1997, the cement operation of Min You recorded sales of $306,398 compared to $540,191 in the year ended December 31, 1996. At the same time, the net loss amounted to $157,117 in 1997 compared to a loss of $62,487 in 1996.

     In 1997, the container operation of Wuhan recorded sales of $2,934,871 as compared to $1,082,317 in 1996. At the same time, the net loss amounted to $248,210 in 1997 compared to a loss of $241,208 in 1996.

     During 1997, the Company acquired and later disposed of a 25% interest in the Duck Farm. The aggregate of the Company's share of the loss in the Duck Farm and the loss on disposition was approximately $300,000.

Liquidity and Capital Resources

     The net cash used by operating activities for the year ended December 31, 1998 amounted to $26,606. The Company meets its working capital requirements from the proceeds of margin loans, described below and the collection of amounts from related parties.

     During the year ended December 31, 1998, the Company did not make additional cash investments in securities or facilities.

     The net cash provided by financing activities amounted to $56,682 for the year ended December 31, 1998. This is due primarily to the increase in the margin loan payable.

     The net cash used in operating activities for year ended December 31, 1997 amounted to $4,034,680. This was primarily due to the operating losses experienced, increases in receivable from the container segment and the payment of amounts that were payable to related parties. The Company met its capital requirements from the proceeds of bank borrowings and the issuance of common shares.

     The net cash provided by financing activities amounted to $7,179,780 for the year ended December 31, 1997. This is due to the increases in short term borrowings, margin loans, and the issuance of common shares.

     The Company's operating losses and deficiency in net tangible assets raise substantial doubts concerning the Company's ability to continue as a going concern. However, the Company's principal shareholder has agreed to continue to provide the Company with necessary financial support.

New Accounting Standards Not Yet Adopted

     In June 1998, the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 133, "Accounting for Derivative Instruments and Hedging Activities." This statement establishes accounting and reporting standards for derivative instruments. It requires an entity to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. This statement is effective for years beginning after June 15, 1999, although early adoption is permitted.

     During April 1998, the AICPA Accounting Standards Executive Committee issued Statement of Position 98-5, "Reporting on the Costs of Start-up
Activities". Generally, the Statement requires that the costs of start-up activities shall be expensed as incurred, and that upon initial adoption an adjustment to reflect the cumulative effect of a change in accounting principle shall be recorded. This statement will be effective for periods beginning after December 15, 1998, with earlier application permitted.

     In February 1998, the FASB issued SFAS No. 132, "Employers' Disclosures about Pensions and Other Postretirement Benefits," which amends the disclosure requirements for pensions and other postretirement benefits. Adoption of the standard will not significantly change the Company's financial statement disclosure.

     The Company believes that the effects of adopting these standards will not be material to the Company's financial position or results of operations.

Regional Economic Developments

     Several countries in Asia have recently experienced significant adverse economic developments including substantial exchange rate fluctuations, inflation, social unrest, increased interest rates, reduced economic growth rates, corporate bankruptcies, declines in the market value of shares listed on stock exchanges, emergency loan agreements with the International Monetary Fund and government-imposed austerity measures. To date, neither the PRC nor Hong Kong has experienced these developments will not occur in the PRC or Hong Kong in the future, which could have a material effect on a Company's financial condition or results of operations.

The Year 2000

     The Year 2000 issue refers to the fact that many computer systems were originally programmed using two digits rather than four digits to identify the applicable year. When the year 2000 occurs, these systems could interpret the year as 1900 rather than 2000. Unless hardware, system software and applications are corrected to be Year 2000 compliant, computers and the devices they control could generate miscalculations and create operational problems. Various systems could be affected ranging from complex information technology ("IT") computer systems to non-IT devices such as an individual machine's programmable logic controller.

     To address this issue, the Company developed a corporate plan including the formation of a team consisting of internal resources and, as deemed necessary, third-party experts. The phases of the plan include: conducting inventory of the affected technology and assessing the impact of the Year 2000 issue; developing solution plans; modification or replacement; testing and certification; and developing contingency plans. All components of software and hardware of the Company are presently in various phases. The Company expects to have critical IT systems tested and installed, and expects to be Year 2000 compliant by the end of the third quarter 1999.

     The Company relies on third-party suppliers for many services and the Company may be adversely impacted if these suppliers do not make the necessary changes to their own systems and products successfully and in a timely manner.

     The total cost of the program is estimated to be insignificant.

     Management of the Company believes it has an effective program in place to resolve the Year 2000 issues. Nevertheless, since it is not possible to anticipate all possible future outcomes, especially when third parties are involved, there could be circumstances in which the Company would be unable to rent apartments, take customer orders, or collect payments. In addition, disruptions in the economy generally resulting from Year 2000 issues could materially adversely affect the Company. The Company could be subject to litigation for computer systems product failure, for example, equipment shutdown or failure to properly date transaction records. The amount of potential liability and lost revenue cannot be reasonably estimated at this time.

     The Company has an informal contingency plan for its applications. The Company is working continually with the third party suppliers of software and related services in resolving Year 2000 issues. The Company's formal contingency plans are currently being developed in conjunction with these suppliers. Testing will be performed and completed by the end of the third quarter of 1999. The Company will continue to monitor the progress of the suppliers in the resolution of Year 2000 issues and continue to evaluate the necessity of an independent contingency plan.


           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     Market risk generally represents the risk of loss that may result from the potential change in the value of a financial instrument as a result of fluctuations in interest and currency exchange rates, equity and commodity prices, changes in the implied volatility of interest rate, foreign exchange rate, equity and commodity prices and also changes in the credit ratings of either the issuer of the financial instrument or its related country of origin. Market risk is inherent to many non-derivative financial instruments, and accordingly, the scope of the Company's market risk management procedures includes all market risk sensitive financial instruments.

     The Company faces two types of market risk: foreign exchange rate risk and equity price risk.

Foreign Exchange Rate Risk. Foreign exchange rate risk arises from the possibility that changes in foreign exchange rates will impact the value of financial instruments. When the Company buys or sells a financial instrument denominated in a currency other than U.S. dollars, exposure exists from a net open currency position. The Company is then exposed to a risk that the exchange rate may move against it. At December 31, 1998 and June 30, 1999, the currency creating foreign currency risk for the Company was the Hong Kong dollar.

Equity Price Risk. The Company is exposed to equity price risk as a consequence of making investments in equity securities. Equity price risk results from changes in the level or volatility of equity prices, which affect the value of equity securities or instruments that derive their value from a particular stock, a basket of stocks or a stock index. The Company attempts to reduce the risk of loss inherent in its inventory of equity securities by entering into transactions designed to mitigate the Company's market risk profile.

     The Company utilizes a wide variety of market risk management methods, including: limits for each trading activity; marking all positions to market on a timely basis; timely profit and loss statements; and independent verification of pricing. The Company believes that these procedures, which stress timely communication, are the most important elements of the risk management process.

     Efforts to further strengthen the Company's management of market risk are continuous, and the enhancement of risk management systems is a priority of the Company. This includes the development of quantitative methods, profit and loss and variance reports, and the review and approval of pricing models.

     The table below  provides a comparison  of the carrying  amount to the fair
value  of  the   securities   owned  by  the  Company  that  are  classified  as
available-for-sale securities.


June 30, 1999                               Carrying Amount          Fair Value
-------------                               ---------------          ----------

Foreign Exchange Rate Risk:
   Equity securities denominated in            $  782,030            $  782,030
      Hong Kong dollars

Equity Price Risk:
   Equity securities*                             782,030               782,030

December 31, 1998

Foreign Exchange Rate Risk:
   Equity securities denominated in            $  439,290            $  439,290
      Hong Kong dollars

Equity Price Risk:
   Equity securities*                             439,290               439,290

         *Includes equity securities denominated in Hong Kong dollars.

     In accordance with generally accepted accounting principles, securities classified as available-for-sale securities are marked-to-market and the resulting unrealized gain or loss is reflected in the statement of comprehensive income. For the year ended December 31, 1998, the Company recognized unrealized losses of $1,048,813 on the equity securities denominated in Hong Kong dollars. For the six months ended June 30, 1999, the Company recognized $342,740 of unrelated gains.


                           PRINCIPAL STOCKHOLDERS AND
                        SECURITY OWNERSHIP OF MANAGEMENT

     The following table sets forth as of June 30, 1999, the number of shares of outstanding Common Stock beneficially owned by each of the Company's current directors and executive officers, sets forth the number of shares of Common Stock beneficially owned by all of the Company's current executive officers and directors as a group, and sets forth the number of shares of Common Stock owned by each person who owned of record, or was known to own beneficially, more than 5% of the outstanding shares of Common Stock:


                                      Amount and Nature of
Name                                Beneficial Ownership(1)     Percent of Class
----                                ----------------------      ----------------

Fai H. Chan                            6,392,886(2)(3)(4)             40.0%


Robert H. Trapp                          100,000                       1.0%


All executive officers and             6,492,886(2)(3)(4)             41.0%
directors as a group (2 persons)

Keow Y. Chan                           2,772,886(3)(4)                17.0%

-----------------

(1) Except as indicated below, each person has sole and voting and/or investment power over the shares listed.

(2) Includes 5,800,000 shares owned of record by Mr. Chan. Also includes (i) 37,500 shares of Common Stock held by Inter-Asia Equities, Inc. ("Inter-Asia"); (ii) 37,500 shares of Common Stock underlying warrants held by Inter-Asia; (iii) 258,943 shares of Common Stock held by Excess Pension Fund, Inc. ("Fund"); and (iv) 258,943 shares of Common Stock underlying warrants held by the Fund. Mr. Chan is an officer, director and stockholder of Inter-Asia, and a beneficial owner of the Fund. Excludes the 2,180,000 shares owned of record by Mr. Chan's wife. See Footnote (4) below.

(3) Mr. Chan would be deemed to beneficially own all of the shares owned by his spouse, Keow Y. Chan.

(4) Includes (i) 258,943 shares of Common Stock held by the Fund; (iii) 258,943 shares of Common Stock underlying warrants held by the Fund; (iv) 37,500 shares of Common Stock held by Inter-Asia; and (v) 37,500 shares of Common Stock underlying warrants held by Inter-Asia. Ms. Chan is the president and director of Inter-Asia, and a beneficial owner of the Fund. Excludes (i) 5,800,000 shares owned of record by Ms. Chan's husband, Fai H. Chan. See Footnote (2) above.

                         ACTIONS TO BE TAKEN AT MEETING

     The Meeting has been called by the directors of the Company (the "Directors") to consider and act upon the following matters:

          1. elect two directors to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualify;

          2. reincorporate the Company by changing the state of incorporation from Delaware to Colorado by the adoption of a Plan and Agreement of Merger pursuant to which the Company will be merged with and into Asia SuperNet Corporation, Inc., a Colorado corporation, which is a wholly owned subsidiary of the Company formed specifically for the purpose of the reincorporation and which shall be the surviving corporation;

          3. approve an agreement between the Company and SAR Trading Limited ("SAR"), a company wholly owned by Fai H. Chan, an officer, director and shareholder of the Company, whereby the Company agreed to sell and SAR agreed to purchase all of the operating subsidiaries of the Company for approximately $4,838,000 in consideration for which the Company agreed to issue to SAR $3,472,272 of convertible debt; and

          4. transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

     The holders of a majority of the outstanding shares of Common Stock of the Company present at the Meeting in person or represented by proxy shall constitute a quorum. If a quorum is present, Directors are elected by a plurality of the vote, i.e., the candidates receiving the highest number of votes cast in favor of their election will be elected to the Board of Directors. As to all other actions voted on at the Meeting, if a quorum is present, the affirmative vote of a majority of the shares represented in person or by proxy at the Meeting and entitled to vote on the subject matter shall be the act of the stockholders. Where brokers have not received any instruction from their clients on how to vote on a particular proposal, brokers are permitted to vote on routine proposals but not on nonroutine matters. The absence of votes on nonroutine matters are "broker nonvotes." Abstentions and broker nonvotes will be counted as present for purposes of establishing a quorum, but will have no effect on the election of Directors. Abstentions and broker nonvotes on proposals other than the election of Directors will be counted as present for purposes of the proposals and against such proposals.

                               PROPOSAL NUMBER ONE

                              ELECTION OF DIRECTORS

     The number of Directors on the Company's Board of Directors has been established by resolution of the Board of Directors as two Directors. The terms of all of the current Directors expire at the Meeting.

     The persons named in the enclosed form of Proxy will vote the shares represented by such Proxy for the election of the two nominees for Director named below. If, at the time of the Meeting, any of these nominees shall become unavailable for any reason, which event is not expected to occur, the persons entitled to vote the Proxy will vote for such substitute nominee or nominees, if any, as they determine in their sole discretion. If elected, Fai H. Chan and Robert H. Trapp will hold office until the annual meeting of stockholders to be held in 2000, until their successors are duly elected or appointed or until their earlier death, resignation or removal. The nominees for Director, each of whom has consented to serve if elected, are as follows:


                              Director
Name of Nominee               Since          Age        Principal Occupation for Last Five Years
---------------               --------       ---        ----------------------------------------
Fai H. Chan                   1994           54         Fai H. Chan has been the president and a
                                                        director of the Company  since June 1994
                                                        and has  served as the  Company's  Chief
                                                        Executive  Officer  since June 1995.  In
                                                        1998,  Mr. Chan was appointed  president
                                                        and  chairman of the board of  directors
                                                        of eVision USA.Com, Inc., formerly known
                                                        as Fronteer Financial Holdings,  Ltd., a
                                                        holding   company   which   among  other
                                                        things, owns a securities  broker/dealer
                                                        located in  Colorado.  From June 1993 to
                                                        the  present,  he has been a director of
                                                        Inter-Asia  Equities,  Inc.,  a Canadian
                                                        company.  Since  September  1992  to the
                                                        present,  he has been a director of Heng
                                                        Fung Holdings Co., Ltd. ("Heng Fung"), a
                                                        public  company in Hong  Kong,  which is
                                                        listed on the Hong Kong Stock  Exchange.
                                                        In 1995, Mr. Chan was appointed managing
                                                        director  and  chairman  of  Heng  Fung,
                                                        positions  which he still holds.  In May
                                                        1998,  he was  appointed  a director  of
                                                        Global  Med  Technologies,   Inc.  Since
                                                        March 1988,  he has been chairman of the
                                                        board of directors  of American  Pacific
                                                        Bank,  a bank  in  Oregon,  and  between
                                                        April  1991 and April  1993,  he was the
                                                        chief executive officer of the bank.




                                       24



                              Director
Name of Nominee               Since          Age        Principal Occupation for Last Five Years
---------------               --------       ---        ----------------------------------------
Robert H. Trapp               1994           44         Robert H.  Trapp has been the  secretary
                                                        and  treasurer  and a  director  of  the
                                                        Company since June 1994. In May 1998, he
                                                        was  appointed  a director of Global Med
                                                        Technologies, Inc. In 1997 and 1998, Mr.
                                                        Trapp was  appointed  managing  director
                                                        and director of eVision  USA.Com,  Inc.,
                                                        formerly  known  as  Fronteer  Financial
                                                        Holdings, Ltd. Since May 1995, Mr. Trapp
                                                        has  been  a   director   of  Heng  Fung
                                                        Holdings Co.,  Ltd., a public company in
                                                        Hong  Kong,  which is listed on the Hong
                                                        Kong Stock  Exchange.  Since April 1994,
                                                        Mr. Trapp has been the  secretary of the
                                                        Company.  Since February 1995, Mr. Trapp
                                                        has  been  a  director   of   Inter-Asia
                                                        Equities, Inc. a Canadian company. Since
                                                        July 1991, he has also been the Canadian
                                                        operational  manager of Pacific  Concord
                                                        Holding  (Canada) Ltd.,  responsible for
                                                        management,   marketing,  and  financial
                                                        reporting  operations of such company to
                                                        Pacific  Concord  Holding  Ltd.  of Hong
                                                        Kong.  Between March and June 1991,  Mr.
                                                        Trapp  was  a   securities   trainee  at
                                                        Pacific   International   Securities  in
                                                        Vancouver,    B.C.,   Canada.    Between
                                                        September  1985 and June 1989, Mr. Trapp
                                                        served  as an  executive  officer  and a
                                                        director of Inter-Asia Equities, Inc.


     The Company's Board of Directors held two meetings during the Company's fiscal year ended December 31, 1998. Such meetings consisted of consent Directors minutes signed by all Directors and actual meetings at which all of the Directors were present in person or by telephone. Each director attended both meetings. The Company has no standing audit, nominating or compensation committees or other similar committees of the Board of Directors.

     Directors of the Company received no compensation for their services as directors.

     The Board of Directors recommends a vote in favor of the election of the nominees listed above. In the absence of instructions to the contrary, proxies solicited in connection with this proxy statement will be so voted.


                               EXECUTIVE OFFICERS

     The executive officers of the Company are Fai H. Chan and Robert H. Trapp, information pertaining to whom is set forth under "Election of Directors" above. The executive officers of the Company are elected annually at the first meeting of the Company's Board of Directors held after each annual meeting of stockholders. Each executive officer will hold office until his or her successor duly is elected and qualified, until his or her death or resignation or until he or she shall be removed in the manner provided by the Company's Bylaws.

     There is no arrangement or understanding between any executive officer and any other person pursuant to which any person was selected as an executive officer.


             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and Directors and persons who own more than 10% of the Company's outstanding Common Stock to file reports of ownership with the Securities and Exchange Commission ("SEC"). Directors, officers and greater than 10% stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on a review of Forms 3, 4 and 5 and amendments thereto furnished to the Company during and for the Company's fiscal year ended December 31, 1998, there were no Directors, officers or more than 10% stockholders of the Company that failed to timely file a Form 3, 4 or 5, other than Fai H. Chan, who failed to timely file a Form 5.


                             EXECUTIVE COMPENSATION

     The following table provides certain information pertaining to the compensation paid by the Company and its subsidiaries during the Company's last three fiscal years for services rendered by Fai H. Chan, the Chief Executive Officer and the President of the Company, and Robert H. Trapp, the Secretary and Treasurer of the Company.



                                             Summary Compensation Table

                                                                                Long Term
                                                                              Compensation
                                                Annual Compensation               Awards
                               Fiscal    ----------------------------------     ----------
                               Ended     Other                                  Securities     All Other
                               Septem-   Compen-                                Underlying     Compensa-
Name and Principal Position    ber 30,   sation($)     Salary($)    Bonus($)     Options(#)      tion($)
---------------------------    -------   --------      --------     -------     ----------     ---------
Fai H. Chan                      1998   $500,000(1)      --           --            --            --
Chief Executive Officer          1997    500,000(1)      --           --            --            --
and President                    1996    500,000(1)      --           --            --            --

------------------

(1) Pursuant to a management contract with Tight Hold Investments, Ltd., a company wholly owned by Fai H. Chan. This contract was cancelled June 18, 1999.

     There were no options granted to or exercised by Fai H. Chan or Robert H. Trapp in fiscal 1998.


                   TRANSACTIONS WITH MANAGEMENT AND OTHERS AND
                           CERTAIN BUSINESS RELATIONS

     The Company maintains deposits at standard rates in accounts at American Pacific Bank. Fai H. Chan (an officer, director and stockholder of the Company) is an officer and/or director of such bank.

     The Company owns 48,535,276 shares of Common Stock of Heng Fung Holdings Company Limited. Messrs. Chan, and Trapp (officers, directors and/or stockholders of the Company) are officers, directors and /or stockholders of such company.

     At December 31, 1998 and 1997, a second mortgage on the apartment building in Canada of $77,579 and related interest payable of $25,368 and $38,623, respectively, were payable by the Company to the Silverstein Foundation, Inc., a Panama company, in which Mr. Fai H. Chan's children have beneficial ownership interests. The related interest expense was $8,269 in 1998, $7,774 in 1997 and $8,947 in 1996.

     On January 18, 1999, the Company entered into an agreement with SAR wherein SAR agreed to buy and the Company agreed to sell the majority of its subsidiaries to SAR for approximately $4,838,000 in the form of the assumption of certain liabilities. In consideration of the assumption of liabilities, the Company agreed to issue two notes payable to SAR in the amounts of $1,000,000 and $3,838,000. The $1,000,000 note is immediately convertible into 20,000,000 shares of Common Stock of the Company. The $3,838,000 note can be converted into shares of Common Stock of the Company, in minimum increments of $250,000 each, at the average 15 day trading price at the option of the Company by giving seven trading days notice in writing to SAR. The Company agreed to offset the amounts due from related parties of $1,365,278 against $3,838,000 note payable, resulting in an amendment to the original promissory notes. The note payable for $3,838,000 was effectively reduced to $2,373,722. SAR is owned 100% by Fai H. Chan. Proposal number three requests that the stockholders ratify this agreement.

     Heng Fai Management, Inc., a wholly owned subsidiary of the Company, entered into a consultation and management agreement with Tight Hold Investment Limited, a company wholly owned by Fai H. Chan, president and chief executive officer of the Company. The term of this agreement was for ten years commencing November 1, 1996 and ending October 31, 2006. The remuneration the Company was to pay for services rendered pursuant to this agreement as follows: (i) the sum of $500,000 per year for the duration of the agreement, a rate of $41,667 per month; and (ii) upon the Company meeting NASDAQ National Market System ("NASDAQ") requirements of having $4,000,000 in net tangible assets, and obtaining the other requirements which would have enabled the Company's Common Stock to be margined on NASDAQ and having realized at least a minimum $0.10 per share earnings and $0.05 dividend to common stockholders, the fee would have increased to $1,000,000 per year for the duration of the agreement, a rate of $83,333 per month. This agreement was terminated during June 1999.

                               PROPOSAL NUMBER TWO

                            REINCORPORATION PROPOSAL

     The Directors believe that the best interests of the Company and the stockholders will be served by changing the Company's state of incorporation from Delaware to Colorado, changing the Company's name to Asia SuperNet Corporation and effectuating a 30 to 1 reverse split of its Common Stock ("Reincorporation"). As discussed below, the principal reason for Reincorporation is the lower costs of operating under Colorado corporate law. Although Colorado law provides the opportunity for the Board of Directors to adopt various mechanisms which may enhance the Board's ability to negotiate favorable terms for the stockholders in the event of an unsolicited takeover attempt, the proposed Articles of Incorporation (the "Colorado Articles of Incorporation") and Bylaws for Asia SuperNet Corporation are substantially similar to the Company's current Certificate of Incorporation and Bylaws, with the exception that the Colorado Articles of Incorporation increase the authorized shares of common and preferred stock, reduces the par value of the preferred stock and certain other alterations due to differences in Delaware and Colorado law.

     The Reincorporation will be effected by merging the Company with and into Asia SuperNet Corporation. Upon completion of the Reincorporation, the Company will cease to exist in accordance with the Delaware General Corporation Act ("DGCA") and Asia SuperNet Corporation will operate the business of the Company under the name Asia SuperNet Corporation. Pursuant to the Plan and Agreement of Merger between the Company and Asia SuperNet Corporation (the "Merger Agreement"), thirty outstanding shares of Common Stock will automatically be converted into one share of Asia SuperNet Corporation Common Stock, par value $0.01 per share. It is expected that the Reincorporation will be effective as of 5:01 p.m., Mountain Time, on the Effective Date.

     Asia SuperNet Corporation will assume and continue the outstanding stock options, if any, and all other employee benefit plans of the Company. Each outstanding and unexercised option or other right to purchase shares of Common Stock will become an option or right to purchase the same number of shares of Asia SuperNet Corporation Common Stock on the same terms and conditions and at the same exercise price applicable to any such option or stock purchase right as of the Effective Date. It is expected that the Common Stock of Asia SuperNet Corporation will be listed on the OTC Bulletin Board and that it will trade under the symbol "PWSF". There are no assurances that the Company's Common Stock would trade after a reverse split at a price directly proportional to the price that the Common Stock traded at prior to the reverse split. In most cases, the public trading price of a security after a reverse split will be less than a price that is proportional to the price before the reverse split.

     Shareholders will have dissenters' rights of appraisal with respect to the Reincorporation Proposal. See "Significant Differences Between the Corporation Laws of Colorado and Delaware--Appraisal Rights." The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Colorado Articles of Incorporation and the Bylaws of Asia SuperNet Corporation, copies of which are attached hereto as Annex I, II, and III, respectively.

     Principal Reasons for the Reincorporation. As the Company plans for the future, the Board of Directors and management believe that the lower costs of operating under Colorado corporate law will aid the Company during this transition period and in the future. The simplicity of Colorado's corporate law and the lower costs will enable the Company to concentrate its personnel and financial resources towards its new business strategy as opposed to dealing with the large regulatory system of Delaware and the high fees charged against Delaware corporations.

     No Change in the Name, Board Members, Business, Management, Employee Benefit Plans or Location of Principal Facilities of the Company. The Reincorporation Proposal will effect a change in the legal domicile of the Company, but not its physical location. The Reincorporation will not result in any change in the name, business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of effecting the Reincorporation) or location of the principal facilities of the Company. The Directors of the Company will become the Directors of Asia SuperNet Corporation. All stock options, warrants or other rights to acquire Common Stock will automatically be converted into an option or right to purchase the same number of shares of Asia SuperNet Corporation Common Stock at the same price per share, upon the same terms, and subject to the same conditions. The Company's other employee benefit arrangements will also be continued by Asia SuperNet Corporation upon the terms and subject to the conditions currently in effect.

     Anti-takeover Implications. Colorado, like many other states, permits a corporation to adopt a number of measures through amendment of its articles of incorporation or bylaws or otherwise, which measures are designed to reduce the corporation's vulnerability to unsolicited takeover attempts.

     Significant Differences Between the Asia SuperNet Corporation Articles of Incorporation and the Delaware Certificate of Incorporation. The Board of Directors believes that the following summary of the significant differences between the Asia SuperNet Corporation Articles of Incorporation and the Delaware Certificate of Incorporation is a fair one. It should be understood that it is merely a summary, does not purport to be complete and is qualified in its entirety by reference to the Articles of Incorporation and the Delaware Certificate of Incorporation.

     Change in Par Value. The Delaware Certificate of Incorporation currently authorizes the Company to issue up to 30,000,000 shares of Common Stock, par value $0.10 per share, and 25,000,000 shares of Preferred Stock, par value $5.00 per share. The Asia SuperNet Corporation Articles of Incorporation provide that Asia SuperNet Corporation will have 900,000,000 authorized shares of Common Stock, par value $0.001 per share, and 300,000,000 shares of preferred stock, $0.001 par value per share.

     Preferred Stock. Like the Delaware Certificate of Incorporation, the Asia SuperNet Corporation Articles of Incorporation provide that the Board of Directors is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued preferred stock. Thus, although it has no present intention of doing so, the Board of Directors, without shareholder approval, could authorize the issuance of preferred stock upon terms which could have the effect of delaying or preventing a change in control of the Company or modifying the rights of holders of the Common Stock under either Colorado or Delaware law. The Board of Directors could also utilize such shares for further financings, possible acquisitions and other uses. The Company has not issued any shares of preferred stock but intends to in relation to two transactions. See "The Company".

     Quorum. The Delaware Certificate of Incorporation and Bylaws provide that a majority of the shares entitled to vote at any meeting shall constitute a quorum. The Asia SuperNet Corporation Articles of Incorporation provide that one-third of the shares entitled to vote will constitute a quorum.

     Monetary Liability of Directors. The Delaware Certificate of Incorporation and the Asia SuperNet Corporation Articles of Incorporation both provide for the elimination of personal monetary liability of directors under certain circumstances. For a more detailed explanation of the foregoing, see "Significant Differences Between the CBCA and DGCL--Indemnification and Limitation of Liability."

     Loans to Officers and Employees. Under the CBCA, any loan or guaranty to or for the benefit of a director of the corporation as a "conflicting interest transaction" requires either: (i) approval of the majority of disinterested directors after disclosure of material facts, (ii) approval of the shareholders after disclosure of material facts, or (iii) that it be fair as to the corporation. In accordance with the DGCL, the Company may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

     Voting by Ballot. The Bylaws of Asia SuperNet Corporation provide, consistent with the CBCA, that the election of Directors at a shareholders' meeting shall be by ballot. Under the Bylaws of the Company, the right to vote by written ballot may be restricted if so provided in the certificate of incorporation. The Delaware Certificate of Incorporation provides that elections of directors need not be by ballot. As a result, the Delaware Certificate of Incorporation does not require election of directors by ballot, unless demanded by a shareholder of the Company, unlike the Bylaws of the Asia SuperNet Corporation.

     Compliance with the DGCL and the CBCA. Following the Meeting, if the Reincorporation Proposal is approved by the Shareholders, the Company will submit the Articles of Merger to the office of the Secretary of State of the State of Colorado and the Certificate of Merger to the office of the Secretary of State of the State of Delaware for filing.

     Significant Differences Between the CBCA and the DGCL. The CBCA and the DGCL differ in many respects. Although all the differences are not set forth in this Proxy Statement, certain provisions, which may materially affect the rights of the Shareholders, are as follows:

     Stockholder Approval of Certain Business Combinations. In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant Shareholders, more difficult. Under Section 203 of the DGCL certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met. Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, 15% or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner, individually or with or through certain other persons or entities, of 15% or more of such voting stock at any time within the previous three years, or is an affiliate or associate of any of the foregoing. For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a direct or indirect majority-owned subsidiary equal in aggregate market value to 10% or more of the aggregate market value of either the corporation's consolidated assets or all of its outstanding stock; the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or of the corporation's voting stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

     The three-year moratorium imposed on business combinations by Section 203 does not apply if (i) prior to the date on which such stockholder becomes an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder, (ii) upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least 85% of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the 85% calculation shares owned by directors who are also officers of the target corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer), or (iii) on or after the date such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by 66-2/3% of the outstanding voting stock not owned by the interested stockholder.

     Section 203 only applies to corporations that have a class of voting stock that is (i) listed on a national securities exchange, (ii) authorized for quotation on Nasdaq or (iii) held of record by more than 2,000 stockholders. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, the Company did not so elect. Section 203 may encourage any potential acquirer to negotiate with the Board of Directors. Section 203 also might have the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the Company in which all stockholders would not be treated equally. Shareholders should note, however, that the application of
Section 203 to the Company confers upon the Board of Directors the power to reject a proposed business combination in certain circumstances, even though a potential acquirer may be offering a substantial premium for the Company's securities over the then-current market price. Section 203 may also discourage certain potential acquirers unwilling to comply with its provisions. See "Stockholder Voting" herein.

     The CBCA does not have legislation similar to Section 203.

     Removal of Directors. Under the CBCA, unless the articles of incorporation of a corporation provide otherwise, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, if cumulative voting is in effect, no individual director may be removed if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting, and any director elected by a voting group can only be removed by that voting group. Cumulative voting is prohibited by the Asia SuperNet Corporation Articles of Incorporation. Under the DGCL, a director of a corporation that does not have a classified board of directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors may be removed only for cause, unless the corporation's certificate of incorporation otherwise provides. The Delaware Certificate of Incorporation does not provide for a classified Board of Directors or for cumulative voting.

     Staggered Board of Directors. A staggered or classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. The CBCA permits a corporation to provide for a staggered board of directors by allowing for either all, or one-half or one-third of the board to be elected annually. Asia SuperNet Corporation has not adopted a classified board of directors. The DGCL permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many classes with staggered terms of office, with only one class of directors standing for election each year. The Delaware Certificate of Incorporation does not provide for a classified board of directors. The establishment of a classified board of directors following the Reincorporation would require the approval of the stockholders of Asia SuperNet Corporation.

     Indemnification and Limitation of Liability. Both the CBCA and the DGCL have similar provisions respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt a provision in its articles of incorporation or certificate of incorporation, as the case may be, eliminating the liability of a director to the corporation or its stockholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification.

     The Asia SuperNet Corporation Articles of Incorporation eliminate the liability of the Board of Directors to the fullest extent permissible under the CBCA. The CBCA does not permit the elimination of monetary liability for breach of fiduciary duty as a director where such liability is based on (i) breach of the director's duty of loyalty to the corporation or its shareholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) unlawful distributions, (iv) any transaction from which the director directly or indirectly derived an improper personal benefit, or (v) any act or omission occurring before the provision eliminating liability became effective.

     The Delaware Certificate of Incorporation eliminates the liability of Directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a Director to the fullest extent permissible under the DGCL, as such law exists currently or as it may be amended in the future. The limitations imposed on such a provision under the DGCL are substantially similar to the limitations imposed by the CBCA.

     The CBCA permits indemnification of a person made party to a proceeding because the person is or was a director against liability incurred in the proceeding if (i) the person conducted himself or herself in good faith and (ii) the person reasonably believed, in the case of conduct in an official capacity with the corporation, that his or her conduct was in the corporation's best interests, and in all other cases, that his or her conduct was at least not opposed to the corporation's best interests. Additionally, in the case of any criminal proceeding, the person must have had no reasonable cause to believe his or her conduct was unlawful. Notwithstanding the foregoing, under the CBCA, a corporation may not indemnify a director in connection with a derivative action in which the director was adjudged liable to the corporation, or in connection with any other proceeding charging that the director derived an improper personal benefit, and in which proceeding the director was adjudged liable on the basis that he or she in fact derived such improper personal benefit. Also, in a derivative action, indemnification is expressly limited to the reasonable expenses incurred in connection with the proceeding.

     Under the DGCL, a corporation may indemnify a director against all liability (including expenses) in an action other than a derivative action if the person conducted himself or herself in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interest of the corporation (without a distinction made, as in the CBCA, for actions taken in "official capacity"), and with respect to criminal actions, he or she had no reasonable cause to believe that his or her conduct was unlawful. In derivative actions, as under the CBCA, indemnification is limited to reasonable expenses incurred (and is subject to the same standard of conduct for non-derivative actions), with the additional restriction that if the director is adjudged liable to the corporation, the court deciding the proceeding must make the special determination that the director is entitled to indemnification of expenses notwithstanding such adverse adjudication because such person is fairly and reasonably so entitled in view of all the circumstances. By comparison, under the CBCA, if a corporation elects not to indemnify a director against expenses incurred in connection with a derivative action because the director was found not to have acted within the requisite standard of conduct, a court may nevertheless award expenses if the court determines the director is fairly and reasonably entitled to indemnification in light of all of the circumstances.

     Under both the CBCA and the DGCL, officers, employees and agents (as well as fiduciaries, under the CBCA) may be indemnified to the same extent as directors.

     Under both the CBCA and the DGCL, a corporation must indemnify the person made party to a proceeding because such person was a director against expenses (including attorney's fees) where such person is successful on the merits or otherwise in defense of such proceeding. Though, under the CBCA, this mandatory indemnification may be limited by the articles of incorporation, the Asia SuperNet Corporation Articles of Incorporation contain no such limitation. Also, under the DGCL, this mandatory indemnification is extended to persons made party to a proceeding because such person was an officer, employee or agent of the corporation; under the CBCA, the mandatory indemnification of expenses, as may be further limited by the articles of incorporation, is only extended to officers of the corporation.

     Under the DGCL, the corporation may advance the expenses incurred by a director in connection with proceedings prior to a final adjudication if the director executes an undertaking to repay such amounts if it is ultimately determined that the director is not entitled to indemnification. The board of directors may set other terms and conditions for the advance of expenses on behalf of employees and agents. Under the CBCA, in addition to the undertaking referred to above (which must be an unlimited general obligation of the director, but need not be secured), the director must furnish a written affirmation of the director's good faith belief that he or she has met the requisite standard of conduct heretofore described.

     Under both the DGCL and the CBCA, a "determination" must be made, based on the facts then known to those making the determination, that indemnification would not be precluded under applicable law. The "determination" is made by the affirmative vote a majority of directors not party to the subject proceeding, by independent legal counsel, or by the shareholders. The CBCA allows for a determination by a committee where no quorum of non-party directors can be reached; the DGCL does not require a quorum of non-party directors. Under the CBCA, the determination is made by stockholders only if the board directs, or cannot approve because of a lack of non-party directors; there is no such limitation on stockholder approval under the DGCL. The "determination" must be made in advance of indemnification and advancement of expenses under the CBCA; however, no prior determination is required for the advancement of expenses under the DGCL.

     The DGCL and CBCA both authorize a corporation's purchase of insurance on behalf of directors, officers, employees and agents, regardless of the corporation's statutory authority to indemnify such person directly. The CBCA specifically allows such insurance to be purchased from a company in which the corporation has equity or other interests.

     Under the CBCA, a corporation can indemnify officers, employees, fiduciaries and agents (but not directors) to a greater extent than provided in the CBCA, subject to public policy concerns, if such rights are set forth in the articles of incorporation, bylaws, or board of director or stockholder resolution, or by contract, though the Company does not provide such greater indemnification. The CBCA does not provide for extended indemnification of directors. By contrast, under the DGCL, a director's rights to indemnification are not limited to those set forth in the DGCL, and may be expanded by bylaw, agreement, common law, or otherwise, though limitations could be imposed by a court on grounds of public policy.

     Reduction of Capital. The DGCL provides that a corporation may reduce its capital in a variety of specified methods, including: by reducing or eliminating the capital represented by shares of capital stock which had been retired; by applying to an otherwise authorized purchase or redemption of outstanding shares of its capital stock, some or all of the capital represented by the shares being purchased or redeemed or any capital that has not been allocated to any particular class of its capital stock; by applying to an otherwise authorized conversion or exchange of outstanding shares of its capital stock, some or all of the capital represented by the shares being converted or exchanged, or some or all of any that has not been allocated to any particular class of its capital stock, or both, to the extent that such capital in the aggregate exceeds the total aggregate par value or the stated capital of any previously unissued shares issuable upon such conversion or exchange; or by transferring to surplus
(i) some or all of the capital not represented by any particular class of its capital stock, (ii) some or all of the capital represented by issued shares of its par value capital stock, which capital is in excess of the aggregate par value of such shares, or (iii) some of the capital represented by the issued shares of its capital stock without par value.

     The foregoing may be conducted without the approval of the corporation's stockholders, provided that the assets remaining after the reduction are sufficient to pay any debts not otherwise provided for. The CBCA, contains no directly corresponding provision. The statutory scheme for capitalization of Colorado corporations differs from the DGCL statute in that concepts such as "capital" and "surplus" are not addressed under the CBCA statute. The effect of this difference is not material to the rights of the stockholders.

     Dividends and Repurchase of Shares. The CBCA dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus are retained under the DGCL.

     Under the CBCA, a corporation may not make any distribution (including dividends, or repurchases and redemptions of shares) if, after giving effect to the distribution, (i) the corporation would not be able to pay its debts as they become due in the usual course of business, or (ii) the corporation's total assets would be less than the sum of its total liabilities plus (unless the articles of incorporation permit otherwise) the amount that would be needed, if the corporation were to be dissolved at the time of distribution, to satisfy the preferential liquidation rights of stockholders not receiving the distribution.

     The DGCL permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, the DGCL generally provides that a corporation may redeem or repurchases its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

     Stockholder Voting. Under the DGCL and pursuant to the Asia SuperNet Corporation Articles of Incorporation, as permitted by the CBCA, a majority of the stockholders of both acquiring and target corporations must approve any statutory merger, except in certain circumstances substantially similar under both the CBCA and the DGCL.

     Also, under the DGCL and pursuant to the Articles of Incorporation, as permitted by the CBCA, a sale of all or substantially all of the assets of a corporation must be approved by a majority of the outstanding voting shares of the corporation transferring such assets. With certain exceptions, the CBCA also requires that mergers, share exchanges, certain sales of assets and similar transactions be approved by a majority vote of each voting group of shares outstanding. In contrast, the DGCL generally does not require class voting, except in certain transactions involving an amendment to a corporation's certificate of incorporation that adversely affects a specific class of shares. As a result, stockholder approval of such transactions may be easier to obtain under the DGCL for companies, which have more than one class of shares outstanding.

     Interested Director Transactions. Under both the CBCA and the DGCL, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under the CBCA and the DGCL. The most significant difference between the DGCL and the CBCA is that under the CBCA, a corporation cannot rely on ratification or authorization of a disinterested board of directors regarding a loan or guaranty benefiting a director unless the stockholders have been given at least ten days written notice. The Company is not aware of any plans of the Board of Directors to propose, authorize, or ratify any such transaction for which notice would be required under the CBCA, but not under the DGCL.

     Stockholder Derivative Suits. The CBCA provides that the corporation or the defendant in a derivative suit may require the plaintiff shareholder to furnish a security bond if the shareholder holds less than 5% of the outstanding shares of any class and such shares have a market value of less than $25,000. The DGCL does not have a similar bonding requirement.

     Appraisal Rights. Under both the CBCA and the DGCL, a stockholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such stockholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Appraisal rights are available in response to similar transactions under both the CBCA and the DGCL, except that under the CBCA, appraisal rights are also available to a shareholder in the event of (i) a share exchange to which the corporation is a party as the corporation whose shares will be acquired (a transaction not specifically authorized by the DGCL), (ii) a sale, lease, exchange or other disposition of all or substantially all of the assets of a corporation or an entity which the corporation controls if a vote of the shareholders is otherwise required, and (iii) a reverse stock split if the split reduces the number of shares owned by the shareholder to a fraction of a share or to scrip and such fraction or scrip is to be acquired for cash or voided pursuant to the statutory procedure available under the CBCA.

     In addition, there are differences in the timing of payments made to dissenting shareholders, the ability of a court to award attorneys' fees, and the manner of determining "fair value" which may make the CBCA more favorable from a shareholder's point of view.

     Under both the DGCL and the CBCA, stockholders (i) receive prior notice of their rights to dissent, (ii) must deliver their notice of dissent prior to the corporate action given rise to dissenter's rights, and (iii) will receive notice from the corporation of the effectiveness of the corporate action within ten days. Other procedural differences between the CBCA and DGCL may be viewed as more favorable to a dissenting stockholder.

     Under the DGCL, a dissenting stockholder has 120 days to obtain from the corporation a settlement of the fair value of his or her shares. If no settlement is reached at that time, the stockholder may petition the Delaware Court of Chancery to determine the fair value of the shares, after which the corporation will be instructed to pay to the dissenting stockholder the fair value, as determined. The court costs will be allocated among the corporation and dissenting stockholders, as equitable, and the legal fees for dissenting stockholders who prosecute their claims may be spread among the dissenting stockholders as a group. Finally, in determining "fair value" the Delaware Court of Chancery is required to consider all relevant factors, and to include interest, but is statutorily prohibited from including "any element of value arising from the accomplishment or expectation" of the transaction giving rise to appraisal rights.

     In contrast, under the CBCA, a dissenting shareholder may make a demand no later than 30 days following the notice from the corporation of the maturity of his or her appraisal rights. Upon receipt of such demand (or the effective date of the transaction, whichever is later), the corporation must pay each dissenter who has properly followed the procedure set forth in the CBCA an amount which the corporation estimates to be the fair value of the dissenter's shares, plus interest. In addition, the corporation must also deliver, among other things, financial statements, a statement of the estimate of fair value, and an explanation of how interest was calculated. If the dissenting shareholder is dissatisfied with this offer, such dissenting stockholder may then, within 30 days, keep the payment, but reject the corporation's calculation of fair value and present a counter-offer. If the corporation does not agree with the dissenting shareholder's counter-offer, the corporation is forced to commence an appraisal proceeding. A court will then determine the fair value of the dissenter's shares, taking into consideration all relevant factors. The court can also assess legal fees not only among the class of dissenters as under the DGCL law, but against the corporation if it is determined that it is equitable to do so and that the corporation did not substantially comply with the procedures set forth in the CBCA. Legal fees and expenses may also be awarded to any party if the opposing party is found to have acted arbitrarily, vexatiously or not in good faith. Unlike the DGCL, the CBCA does not specifically prohibit the court from taking into effect any appreciation in the fair value of the shares attributable to the "accomplishment or expectation" of the transaction giving rise to dissenter's rights.

     Other than Proposals Two and Three, the Company does not presently intend to take any action, which would give rise to dissenter's rights. However, should such a transaction occur, the provisions under the CBCA may be viewed more favorable to a shareholder than the provisions under the DGCL.

     Dissolution. Under the CBCA, dissolution may be authorized by the adoption of a plan of dissolution by the board of directors, followed by the recommendation of the proposal to the shareholders (unless because of a conflict of interest or other circumstances the board determines it cannot make any recommendation), then followed by the approval of shareholders entitled to vote thereon. The CBCA provides for the approval by a majority of each voting group entitled to vote thereon. The CBCA also provides for judicial dissolution of a corporation in an action by a shareholder upon a showing that (i) the directors are deadlocked in management, the shareholders are unable to break the deadlock, and irreparable injury to the corporation is threatened or being suffered, or the business and affairs of the corporation can no longer be conducted to the advantage of the stockholders generally, because of the deadlock, (ii) the directors or those in control of the corporation are acting or will act in a manner which is illegal, oppressive, or fraudulent, (iii) the shareholders have been deadlocked over two annual meetings in the election of directors, or (iv) the corporate assets are being misapplied or wasted. A Colorado corporation can also be dissolved judicially upon other grounds in a proceeding by the attorney general, or in a proceeding by creditors, as well as by the secretary of state. Under the DGCL, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the board of directors may it be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, the DGCL allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. The Delaware Certificate of Incorporation contains no such supermajority voting requirement, however, and a majority of the outstanding shares entitled to vote, voting at a meeting at which a quorum is present, would be sufficient to approve a dissolution of the Company that had previously been approved by its Board of Directors. The DGCL provides for dissolution by operation of law for abuse, misuse or nonuse of its corporate powers, privileges or franchises.

     Action by Consent. Under the CBCA, unless the articles of incorporation require that a particular action is taken at a meeting of shareholders, any action to be taken by shareholders may be taken instead by the unanimous written consent of all shareholders entitled to vote thereon. Under the DGCL, action in lieu of a meeting is also allowed. However, under the DGCL law, the action may be taken by the written consent of only those stockholders required to vote in favor of the action. Those stockholders not executing written consents (and who would otherwise be entitled to notice of a meeting at which such action would have otherwise taken place) must receive prompt written notice of the action taken.

     Special Meetings. The DGCL provides that a special meeting of the stockholders may be called by the holders of shares entitled to cast not less than 10% of the votes to be cast at the meeting. Stockholders, under the DGCL, do not have a right to call a special meeting unless it is conferred in the corporation's certificate of incorporation or bylaws. Neither the Certificate of Incorporation nor the Bylaws of the Company allow for special meetings to be called by stockholders.

     Other. The foregoing is an attempt to summarize the more important comparisons between the corporation laws of the two states and does not purport to be a complete listing of differences in the rights and remedies of holders of shares of Colorado, as opposed to Delaware, corporations. Such differences can be determined in full by reference to the CBCA and the DGCL. In addition, both the CBCA and the DGCL provide that some of the statutory provisions as they affect various rights of holders of shares may be modified by provisions in the articles of incorporation or bylaws of a corporation. The Certificate of Incorporation and Bylaws of the Company and the Asia SuperNet Corporation Articles of Incorporation and Bylaws materially modify the rights of shareholders which are generally provided under the CBCA and the DGCL in the areas of cumulative voting and preemptive rights of shareholders, required shareholder vote on certain matters and indemnification obligations of a corporation to its directors, officers and agents, and the material differences in that regard between them have been described above. See "Comparisons Between the Asia SuperNet Corporation Articles of Incorporation and the Delaware Certificate of Incorporation."

     Conditions to Effectiveness of the Reincorporation. The effectiveness of the Reincorporation is subject to approval of the Reincorporation Proposal by the requisite number of the Shareholders.

     Certain Federal Income Tax Consequences. The following is a summary of the material anticipated federal income tax consequences of the Reincorporation to Shareholders. This summary is based on the federal income tax laws as now in effect and as currently interpreted. This summary does not take into account possible changes in tax laws or interpretations thereof, after the date hereof, including amendments to applicable statutes, regulations and proposed regulations or changes in judicial or administrative rulings, some of which may have a retroactive effect. This summary does not purport to address all aspects of the possible federal income tax consequences of the Reincorporation and is not intended as tax advice to any person. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to Shareholders in light of their individual investment circumstances or to holders subject to special treatment under the federal income tax laws (for example, life insurance companies, financial institutions, tax-exempt organizations regulated investment companies and foreign taxpayers). The summary does not address any consequences of the Reincorporation under any state, local, or foreign income and other tax laws.

     No ruling will be obtained from Internal Revenue Service regarding the federal income tax consequences to the Company or the Shareholders as a result of the Reincorporation.

     If approved by the Shareholders and effected, the Reincorporation will qualify as a "recapitalization," as described in Section 368(a)(1)(F) of the Code and the following consequences should generally result:

     o no gain or loss should be recognized by the Shareholders, the Company or Asia SuperNet Corporation as a result of the Reincorporation;

     o the aggregate tax basis of the Asia SuperNet Corporation Common Stock received by each Shareholder in the Reincorporation should be equal to the aggregate tax basis of the Common Stock surrendered by such Shareholder in exchange therefor; and

     o the holding period of the Asia SuperNet Corporation Common Stock received by each Shareholder should include the period for which such Shareholder held the Common Stock surrendered in exchange therefor, provided that such Common Stock was held by such Shareholder as a capital asset as of the effective date of the Reincorporation.

     Each Shareholder is encouraged to consult its own tax advisor regarding the specific tax consequences of the Reincorporation to such Shareholder, including the application and effect of federal, state, local and foreign income, and other tax laws.

     Vote Required; Appraisal Rights; Recommendation of the Board of Directors. In order to effect the Reincorporation Proposal, the requisite number of Shareholders must approve the Merger Agreement. The approval of the Merger Agreement requires, under Sections 252 and 251 of the DGCL and the Asia SuperNet Corporation Articles of Incorporation, that a quorum exist and that a majority of the Company's outstanding Common Stock vote in favor of the Reincorporation Proposal. Pursuant to Section 262 of the DGCA, stockholders of the Company have appraisal rights available with respect to this proposal A copy of this section is attached to this Proxy Statement as Exhibit A. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the Company, before the taking of the vote on this proposal, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the Company of the identity of the stockholder and that the stockholder intends to demand the appraisal of such stockholder's shares. A proxy or vote against the proposal shall not constitute such a demand.

     The  Board  of  Directors   recommends  that  you  vote  in  favor  of  the
Reincorporation Proposal. In the absence of instructions to the contrary, proxies solicited in connection with this proxy statement will be so voted.

                              PROPOSAL NUMBER THREE

                            SUBSIDIARY SALE PROPOSAL

     On January 18, 1999, the Company entered into an agreement to sell substantially all of its subsidiaries, and, as a result, all of its assets, to SAR Trading Limited. This agreement, as amended, is attached as Exhibit B to this Proxy Statement. SAR is engaged in the business of investment holdings. Its principal executive offices are located at Tropic Isle Building, P.O. Box 438, Road Town, Tortola, British Virgin Islands and its telephone number is:
852-2258-6888. SAR is a company wholly owned by Fai H. Chan, an officer, director and shareholder of the Company. As consideration for the subsidiaries, SAR has agreed to assume $4,838,000 of certain liabilities of the subsidiaries.

     The subsidiaries of the Company and their principal business are as follows:

     o Vancouver Hong Kong Properties Limited, a Canadian corporation engaged in the business of property investments.

     o Heng Fai Management Inc., a British Virgin Islands corporation engaged in the business of management.

     o Heng Fai China & Asia Industries Limited, a Hong Kong corporation engaged in the business of investment holdings.

     o Heng Fai China Industries Limited, a Hong Kong corporation engaged in the business of investment holdings.

     o Worldwide Container Company Limited, a Hong Kong corporation engaged in the business of investment holdings.

     o Heng Fai China Industries Acquisition Limited, a Hong Kong corporation is not currently engaged in business.

     o Greatly Hong Kong Limited, a Hong Kong corporation engaged in the business of investment holdings.

     o    Changhou  Min You Cement Co.,  Ltd.,  a  corporation  organized in the
          People's   Republic  of  China  engaged  in  the  business  of  cement manufacturing.

     The debt payable to SAR will be in the following form:

     o $1,000,000 note convertible into the Company's Common Stock at a conversion price of $0.05 per share; and

     o $2,472,722 non-interest bearing note convertible into the Company's Common Stock (at the average trading price of the Company's Common Stock) upon seven days' prior notice to SAR (convertible only in increments of $250,000 or more).

     The Company executed the SAR Agreement because management desires to purge its balance sheet of its liabilities and to refocus the operations of the Company away from the operations of its subsidiaries and towards Internet based operations.

     If the SAR Agreement is approved by the shareholders the transfer of the subsidiaries will be treated under purchase accounting rules.

     At December 31, 1998, the unaudited pro forma effect carrying out the SAR agreement as if they had occurred on that date and assuming all notes are converted into common stock is summarized as follows:


                               June 30,                            June 30,
                                 1999            Pro forma           1999
                               (actual)         adjustments       (pro forma)
                               --------         -----------        ---------
Total assets                 $ 1,568,210       $   168,871 (1)   $   371,803

                                                (1,365,278)(2)
                             ===========       ===========       ===========
Total current liabilities    $ 4,670,442       $(4,488,781)(1)   $   181,661


Mortgage loans                   727,096          (727,096)(1)          --
payable

Notes payable                       --           3,837,550 (1)     2,472,272
                                                (1,365,278)(2)
                             -----------       -----------       -----------
Total liabilities              5,397,538        (2,743,605)        2,653,933
                             -----------       -----------       -----------
Shareholders' deficit        $(3,829,328)        1,546,748(1)    $(2,282,580)
                             ===========       ===========       ===========

     (1) To reflect the effect of the sale of all the interests in majority of its subsidiaries by way of the assumption of the liabilities and the effect of the issuance of the note payable and the conversion of the $1,000,000 note into 20,000,000 common shares of the Company.

     (2) To reflect the effect of setting off the amounts due from related parties of $1,365,278 with the $3,838,000 note payable. The amounts due from related parties arise from the de-consolidation of the subsidiaries sold and represented intercompany receivables.

     The sale of the subsidiaries to SAR effectively eliminates all activity of the Company and accordingly, all revenue and expense amounts. The pro forma statement of operations for the Company would reflect zero balances for all significant line items. Therefore, the pro forma statement of operations has not been presented.

     The Board of Directors recommends a vote in favor of the approval of the Subsidiary Sale Proposal. In the absence of instructions to the contrary, proxies solicited in connection with this proxy statement will be so voted. A majority of the votes cast on this proposal are required for approval of the proposal.


                         INDEPENDENT PUBLIC ACCOUNTANTS

     Representatives of Deloitte Touche Tohmatsu, the Company's principal independent accountants for the three fiscal years ended December 31, 1998, are not expected to be present at the Meeting.


                              STOCKHOLDER PROPOSALS

     Proposals of stockholders intended to be presented at the next annual meeting of the Company's stockholders must be received by the Company within a reasonable time prior to the mailing of the proxy statement for such Meeting but no later than October 1, 1999.

     Proxies that confer discretionary authority will not be able to be voted on stockholder proposals which stockholders do not request be included in the Company's proxy statement to be used in connection with the Company's next Annual Meeting of Stockholders if by July 13, 2000, the stockholder provides the Company with advance written notice of such proposal. Therefore, if a stockholder fails to so notify the Company of such a stockholder proposal by July 13, 2000, proxies that confer discretionary authority will be able to be voted when the proposal is presented at the next Annual Meeting of Stockholders.


                             SOLICITATION OF PROXIES

     The cost of soliciting proxies, including the cost of preparing, assembling and mailing this proxy material to stockholders, will be borne by the Company. Solicitations will be made only by use of the mails, except that, if necessary to obtain a quorum, officers and regular employees of the Company may make solicitations of proxies by telephone or electronic facsimile or by personal calls. Brokerage houses, custodians, nominees and fiduciaries will be requested to forward the proxy soliciting material to the beneficial owners of the Company's shares held of record by such persons and the Company will reimburse them for their charges and expenses in this connection.

                                 OTHER BUSINESS

     The Company's Board of Directors does not know of any matters to be presented at the Meeting other than the matters set forth herein. If any other business should come before the Meeting, the persons named in the enclosed form of Proxy will vote such Proxy according to their judgment on such matters.

                                            BY ORDER OF THE BOARD OF DIRECTORS



                                            ROBERT H. TRAPP, SECRETARY

Denver, Colorado
October 19, 1999

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)

                         Report and Financial Statements
                      For the year ended December 31, 1998

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
                         REPORT AND FINANCIAL STATEMENTS
                      For the Year Ended December 31, 1998





                                    CONTENTS
                                                                           PAGES



Report of Independent Auditors                                            F - 3


Consolidated Balance Sheets                                               F - 4


Consolidated Statements of Income and Comprehensive Income                F - 6


Consolidated Statements of Shareholders' Deficit                          F - 8


Consolidated Statements of Cash Flows                                     F - 9


Notes to the Consolidated Financial Statements                            F - 11

REPORT OF INDEPENDENT AUDITORS

To The Board of Directors and Shareholders of
POWERSOFT TECHNOLOGIES, INC.
(Formerly known as Heng Fai China Industries, Inc.)

We have audited the accompanying consolidated balance sheets of Powersoft Technologies, Inc. (the "Company") and its subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income and comprehensive income, shareholders' deficit and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of Powersoft Technologies, Inc. and its subsidiaries as of December 31, 1998 and 1997, and the results of their operations and cash flows for each of the three years in the period ended December 31, 1998 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in note 2 to the financial statements, the Company's recurring losses from operations and minimal net tangible assets raise substantial doubt as to its ability to continue as a going concern, however, the principal shareholder has committed to continue providing financial support. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

As discussed in note 16(b), the accompanying 1998 financial statements have been restated.




Deloitte Touche Tohmatsu
/s/ Deloitte Touche Tohmatsu

Hong Kong
April 16, 1999 (except as to note 16(a) as to which the date is June 18, 1999 and note 16(b) as to which the date is October 6, 1999)



                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
                           CONSOLIDATED BALANCE SHEETS
                             (United States Dollars)


                                                                 As of December 31,
ASSETS                                                           1998         1997
------                                                           ----         ----

Current assets:
   Cash and cash equivalents .............................   $   44,949   $   36,173

   Available-for-sale securities (note 5) ................      439,290    1,507,345

   Accounts receivable, trade, less allowance for doubtful
     accounts of $0 in 1998 and 1997 .....................       29,830        7,521

   Prepaid and other current assets ......................       24,260       32,153

   Amounts receivable from related parties (note 9) ......       15,632       18,950
                                                             ----------   ----------

   Total current assets ..................................      553,961    1,602,142

PROPERTY, PLANT AND EQUIPMENT, NET (NOTE 6) ..............      661,805      785,920
                                                             ----------   ----------

Total assets .............................................   $1,215,766   $2,388,062
                                                             ==========   ==========



















See accompanying notes to the consolidated financial statements.

                               POWERSOFT TECHNOLOGIES, INC.
                    (Formerly known as Heng Fai China Industries, Inc.)
                           CONSOLIDATED BALANCE SHEETS-continued
                                  (United States Dollars)


                                                                         As of December 31,
LIABILITIES AND SHAREHOLDERS' DEFICIT                                    1998           1997
-------------------------------------                                    ----           ----
Current liabilities:
   Mortgage loans payable - current portion (note 10) ...........   $   109,159    $   115,251
   Accounts payable .............................................        96,967         48,701
   Margin loan payable (note 8) .................................     3,136,264      3,058,295
   Accrued expenses and other liabilities .......................        80,091        154,756
   Amounts payable to related parties (note 9) ..................     1,861,216        904,756
                                                                    -----------    -----------

   Total current liabilities: ...................................     5,283,697      4,281,759
                                                                    -----------    -----------

Long-term liabilities:
   Mortgage loans payable (note 10) .............................       710,277        837,966
                                                                    -----------    -----------

Commitments and contingencies (note 15)

Shareholders' deficit:
   Preferred stock, $5 par value, 25,000,000 shares
     authorized; unissued .......................................          --             --
   Common stock, $.01 par value, 30,000,000 shares
     authorized; issued and outstanding 1998 and 1997;
     15,559,542 shares ..........................................       155,595        155,595
   Additional paid-in capital ...................................     5,385,296      5,385,296
   Accumulated deficit ..........................................    (6,981,436)    (5,904,303)
   Unrealized loss on available-for-sale securities (note 5) ....    (3,356,080)    (2,307,267)
   Cumulative exchange adjustments ..............................        18,417          1,516
                                                                    -----------    -----------

                                                                     (4,778,208)    (2,669,163)
   Common stock issued for consulting services to be
     received (note 7) ..........................................          --          (62,500)
                                                                    -----------    -----------

   Total shareholders' deficit ..................................    (4,778,208)    (2,731,663)
                                                                    -----------    -----------

Total liabilities and shareholders' deficit .....................   $ 1,215,766    $ 2,388,062
                                                                    ===========    ===========





See accompanying notes to the consolidated financial statements.



                                           POWERSOFT TECHNOLOGIES, INC.
                                (Formerly known as Heng Fai China Industries, Inc.)
                            CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
                                              (United States Dollars)


                                                                      Year ended December 31,
                                                                1998          1997            1996
                                                                ----          ----            ----
Revenues:
   Rental income .......................................   $   307,327    $   346,528    $   336,644
   Interest ............................................         1,011            515          1,490
   Investment income - securities ......................          --          210,380         56,552
   Others ..............................................        12,292         14,498         34,172
                                                           -----------    -----------    -----------

Total revenues .........................................       320,630        571,921        428,858
                                                           -----------    -----------    -----------

Expenses:
   Depreciation ........................................        35,186         41,161         41,815
   Legal and professional fees .........................        31,620        149,900         82,831
   Consulting fees (note 7) ............................        62,500        272,250      1,368,567
   Consulting fees paid to a related company
      (note 9) .........................................       500,000        500,000        500,000
   Interest on long-term debt ..........................          --             --           85,990
   Interest on short-term debt .........................       492,804        309,201         35,446
   Investment banking fees .............................          --          164,252           --
   Utilities ...........................................        47,806         23,522         48,924
   Foreign exchange (gain) loss ........................            (5)        (1,695)        10,477
   Land lease ..........................................        71,115         80,321         80,321
   Real estate management fees .........................        21,625         36,784         13,056
   Salaries ............................................          --            4,527          4,358
   Traveling ...........................................          --           17,717         40,841
   Other operating and administrative expenses .........       135,112        191,399        177,964
                                                           -----------    -----------    -----------

Total expenses .........................................     1,397,763      1,789,339      2,490,590
                                                           -----------    -----------    -----------

Loss from continuing operations ........................    (1,077,133)    (1,217,418)    (2,061,732)
                                                           -----------    -----------    -----------

(Continued)









See accompanying notes to the consolidated financial statements.


                                      F - 6



                                           POWERSOFT TECHNOLOGIES, INC.
                                (Formerly known as Heng Fai China Industries, Inc.)
                                      CONSOLIDATED STATEMENTS OF INCOME AND
                                          COMPREHENSIVE INCOME-continued
                                              (United States Dollars)


                                                                      Year ended December 31,
                                                                1998          1997            1996
                                                                ----          ----            ----
Discontinued operations (note 3)
   Loss from Cangzhou cement ...........................   $       --     $   (157,117)  $    (62,487)
   Gain on disposal of Cangzhou cement .................           --          148,775           --
   Loss from Wuhan .....................................           --         (248,210)      (241,208)
   Gain on reversal of Wuhan acquisition ...............           --          307,442           --
   Share of loss for the investment in Duck Farm .......           --         (107,229)          --
   Loss on disposal of the investment in Duck Farm .....           --         (194,095)          --
                                                           ------------   ------------   ------------

Loss from discontinued operations ......................           --         (250,434)      (303,695)
                                                           ------------   ------------   ------------

Loss before income taxes ...............................     (1,077,133)    (1,467,852)    (2,365,427)
Provision for income taxes (note 12) ...................           --             --             --
                                                           ------------   ------------   ------------

Loss before minority interest ..........................     (1,077,133)    (1,467,852)    (2,365,427)

Minority interest from discontinued operations .........           --           74,463         77,099
                                                           ------------   ------------   ------------

Net loss ...............................................     (1,077,133)    (1,393,389)    (2,288,328)
                                                           ------------   ------------   ------------


Other comprehensive income (loss), net of tax:
   Foreign exchange adjustments ........................         16,901         (5,452)          --
   Unrealized loss on available-for-sale securities ....     (1,048,813)    (2,228,442)       (34,884)
                                                           ------------   ------------   ------------

Other comprehensive loss ...............................     (1,031,912)    (2,233,894)       (34,884)
                                                           ------------   ------------   ------------

Comprehensive loss .....................................   $ (2,109,045)  $ (3,627,283)  $ (2,323,212)
                                                           ============   ============   ============

Loss per share (basic and diluted):
   From continuing operations ..........................   $      (0.07)  $      (0.08)  $      (0.18)
   Effect of discontinued operations ...................           --            (0.01)         (0.02)
                                                           ------------   ------------   ------------

   Net loss per share ..................................   $      (0.07)  $      (0.09)  $      (0.20)
                                                           ============   ============   ============

Weighted average number of shares of
   common stock outstanding ............................     15,559,542     14,873,091     11,223,288
                                                           ============   ============   ============



See accompanying notes to the consolidated financial statements.


                                           POWERSOFT TECHNOLOGIES, INC.
                                (Formerly known as Heng Fai China Industries, Inc.)
                                 CONSOLIDATED STATEMENTS OF SHAREHOLDERS' DEFICIT
                                              (United States Dollars)


                                                Common stock
                                           -----------------------
                                           Number                      Additional      Accumulated
                                           of shares        Amount   paid-in capital     deficit
                                           ---------        ------   ---------------   -----------
At December 31, 1995 .................    10,859,542    $   108,595    $ 2,812,546   $ (2,288,328)

Issued to effect
   a consulting
   agreement
   (note 11a) ........................       400,000          4,000        895,750           --
Amortization of
   consulting fees ...................          --             --             --             --
Issued for
   acquisition of a
   subsidiary
   (note 11b) ........................       727,272          7,273        992,727           --
Net loss .............................          --             --             --       (2,288,328)
Other comprehensive loss:
   Unrealized loss
     on securities
     available-for-sale ..............          --             --             --             --
                                         -----------    -----------    -----------    -----------

At December 31, 1996 .................    11,986,814        119,868      4,701,023     (4,510,914)

Private placements
   (note 11) .........................     1,700,000         17,000      1,003,000           --
Private placements
   (note 11) .........................     2,500,000         25,000        575,000           --
Issue to effect a
   consulting
   agreement (note 11e) ..............       100,000          1,000         99,000           --
Amortization of
   consulting fees ...................          --             --             --             --
Redemption to reverse
   the purchase
   of a subsidiary
   (note 11f) ........................      (727,272)        (7,273)      (992,727)          --
Net loss .............................          --             --             --       (1,393,389)
Other comprehensive loss:
   Unrealized loss
     on securities
     available-for-
     sale ............................          --             --             --             --
                                         -----------    -----------    -----------    -----------

At December 31, 1997 .................    15,559,542        155,595      5,385,296     (5,904,303)

Amortization of ......................          --             --             --             --
  consulting fees
Net loss .............................          --             --             --       (1,077,133)
Other comprehensive income (loss):
   Unrealized loss
     on securities
     available-for-sale ..............          --             --             --             --
   Foreign exchange
     translation
     adjustment ......................          --             --             --             --
                                         -----------    -----------    -----------    -----------

At December 31, 1998 .................    15,559,542    $   155,595    $ 5,385,296    $(6,981,436)
                                         ===========    ===========    ===========    ===========

See accompanying notes to the consolidated financial statements.

                                    F - 8(a)

                                              Accumulated other
                                              comprehensive loss
                                        -----------------------------      Common
                                         Unrealized                     stock issued
                                           loss on        Cumulative   for consulting
                                         available for     exchange    services to be
                                        sale securities   adjustments     received        Total
                                        ---------------   -----------  --------------     -----
At December 31, 1995 .................   $   (43,941)   $     6,968    $  (703,567)   $   (41,985)

Issued to effect
   a consulting
   agreement
   (note 11a) ........................          --             --         (899,750)         --
Amortization of
   consulting fees ...................          --             --        1,368,567      1,368,567
Issued for
   acquisition of a
   subsidiary
   (note 11b) ........................          --             --             --        1,000,000
Net loss .............................          --             --             --       (2,288,328)
Other comprehensive loss:
   Unrealized loss
     on securities
     available-for-sale ..............          --          (34,884)          --          (34,884)
                                         -----------    -----------    -----------    -----------

At December 31, 1996 .................       (78,825)         6,968       (234,750)         3,370

Private placements
   (note 11) .........................          --             --             --        1,020,000
Private placements
   (note 11) .........................          --             --             --          600,000
Issue to effect a
   consulting
   agreement (note 11e) ..............          --             --         (100,000)          --
Amortization of
   consulting fees ...................          --             --          272,250        272,250
Redemption to reverse
   the purchase
   of a subsidiary
   (note 11f) ........................          --           (5,452)          --       (1,005,452)
Net loss .............................          --             --             --       (1,393,389)
Other comprehensive loss:
   Unrealized loss
     on securities
     available-for-
     sale ............................    (2,228,442)          --             --       (2,228,442)
                                         -----------    -----------    -----------    -----------

At December 31, 1997 .................    (2,307,267)         1,516        (62,500)    (2,731,663)

Amortization of ......................          --             --           62,500         62,500
  consulting fees
Net loss .............................          --             --             --       (1,077,133)
Other comprehensive income (loss):
   Unrealized loss
     on securities
     available-for-sale ..............    (1,048,813)          --             --       (1,048,813)
   Foreign exchange
     translation
     adjustment ......................          --           16,901           --           16,901
                                         -----------    -----------    -----------    -----------

At December 31, 1998 .................  $ (3,356,080)  $     18,417    $      --      $(4,778,208)
                                         ===========    ===========    ===========    ===========

See accompanying notes to the consolidated financial statements.

                                    F - 8(b)

                                           POWERSOFT TECHNOLOGIES, INC.
                                (Formerly known as Heng Fai China Industries, Inc.)
                                       CONSOLIDATED STATEMENTS OF CASH FLOWS
                                              (United States Dollars)

                                                                         Year ended December 31,
                                                                   1998           1997           1996
                                                                   ----           ----           ----
Cash flow from operating activities:

   Net loss ...............................................   $(1,077,133)   $(1,393,389)   $(2,288,328)
   Adjustments to reconcile net loss to net
     cash used in operating activities:
       Minority interest ..................................          --          (74,463)       (77,099)
       Depreciation and amortization ......................        35,186        208,214        194,939
       Consulting fees ....................................       562,500        772,250      1,868,567
       Allowance for doubtful accounts ....................          --             --           70,258
       Available-for-sale securities written off ..........        19,242           --             --
       Provision for stock obsolescence ...................          --             --           52,322
       Gain on disposal of a subsidiary ...................          --         (148,775)          --
       Gain on the reversal of the purchase
         of a subsidiary ..................................          --         (307,442)          --
       Loss on investment in Duck Farm ....................          --          301,324           --
       Changes in working capital components:
         Accounts receivable ..............................       (22,309)    (3,033,177)    (1,021,123)
         Inventories ......................................          --        2,364,197     (1,935,180)
         Prepaid and other current assets .................        29,193       (799,162)         4,851
         Amounts receivable from related parties ..........         3,318     (1,653,988)      (124,800)
         Value added taxes recoverable ....................          --         (177,674)      (611,790)
         Accounts payable .................................        48,266        649,881        576,792
         Bills payable ....................................          --         (481,928)       722,892
         Accrued expenses and other liabilities ...........       (74,665)       414,288        206,679
         Foreign exchange difference ......................        (6,664)          --             --
         Amounts payable to related parties ...............       456,460       (703,752)       487,258
         Prepaid rental ...................................          --           28,916         28,683
                                                              -----------    -----------    -----------

   Net cash used in operating activities ..................       (26,606)    (4,034,680)    (1,845,079)
                                                              -----------    -----------    -----------

Cash flow from investing activities:

   Purchase of available-for-sale securities ..............          --       (6,098,426)      (264,688)
   Proceeds from sale of available-for-sale securities ....          --        3,044,970         28,308
   Purchase of property, plant and equipment ..............          --          (91,414)      (158,987)
   Cash acquired on purchase of subsidiary (note 4) .......          --             --           21,940
   Cash given up on the reversal of the purchase
     of a subsidiary ......................................          --         (142,973)          --
   Proceeds from disposal of a subsidiary .................          --            8,657           --
                                                              -----------    -----------    -----------

Net cash used in investing activities .....................          --       (3,279,186)      (373,427)
                                                              -----------    -----------    -----------

(Continued)

See accompanying notes to the consolidated financial statements.

                                      F - 9



                                           POWERSOFT TECHNOLOGIES, INC.
                                (Formerly known as Heng Fai China Industries, Inc.)
                                  CONSOLIDATED STATEMENTS OF CASH FLOWS-continued
                                              (United States Dollars)

                                                                        Year ended December 31,
                                                                   1998           1997           1996
                                                                   ----           ----           ----
Cash flow from financing activities:

   Common stock issued for cash ...........................   $      --      $ 1,620,000    $      --
   Increase in margin loan payable ........................        77,969      2,569,102        243,081
   Repayment of margin loan ...............................          --             --          (28,308)
   Increase in short-term borrowings ......................          --        3,056,287      1,092,930
   Repayment of mortgage loans ............................       (21,287)       (20,446)       (18,770)
   Repayment in long-term payable .........................          --          (45,163)        (2,671)
   Advance from a minority shareholder ....................          --             --        1,047,502
                                                              -----------    -----------    -----------

Net cash provided by financing activities .................        56,682      7,179,780      2,333,764
                                                              -----------    -----------    -----------

Net increase (decrease) in cash and cash equivalents ......        30,076       (134,086)       115,258
Cash and cash equivalents at beginning of year ............        36,173        170,259         55,001
                                                              -----------    -----------    -----------

Cash and cash equivalents at end of the year ..............   $    66,249    $    36,173    $   170,259
                                                              ===========    ===========    ===========

Cash paid during the year for:

   Interest ...............................................   $   458,171    $   301,972    $   184,078
                                                              ===========    ===========    ===========

Non-cash financing activities:

   Advances from a related party for investment
     in Duck Farm (note 3) ................................   $      --      $   301,324    $      --
                                                              ===========    ===========    ===========

   Issuance of common stock for consulting services .......   $      --      $   100,000    $ 1,368,567
                                                              ===========    ===========    ===========











See accompanying notes to the consolidated financial statements.

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
                 NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
                             (United States Dollars)

1.   ORGANIZATION AND BASIS OF FINANCIAL STATEMENTS

     On March 23, 1998, the Company changed its name from Heng Fai China Industries, Inc. to Powersoft Technologies, Inc. (the Company).

     On December 31, 1998, the Company and its subsidiaries' principal activity is the operation of a rental property in North Vancouver, British Columbia in Canada. Changes in the property market in that location could have a material impact on the Company. See Note 13 for information on the geographic location of the Company's assets.

     At December 31, 1998, details of the subsidiary companies, all of which are wholly-owned, are as follows:

                                                                     Place of
                                                                  Incorporation/
                  Name of subsidiary                              Establishment             Principal activities
     ---------------------------------------------                --------------            ---------------------
     Heng Fai China & Asia Industries Limited                        Hong Kong                   Investment holding
     Heng Fai China Industries Acquisition Limited                   Hong Kong                        Inactive
     Heng Fai China Industries Limited                               Hong Kong                   Investment holding
     Greatly Hong Kong Limited                                       Hong Kong                   Investment holding
     Worldwide Container Company Limited                             Hong Kong               Investment holding trading
     Vancouver Hong Kong Properties Ltd.                              Canada                     Property investment
                                                                                                    and management
     America & China Business Development Inc.                        Canada                          Inactive
     Heng Fai Management Inc.                                     British Virgin               Provision of management
                                                                      Islands                         Services

     The Company holds certain investments in marketable equity securities, which are carried at fair value. Future changes in the market value of these securities could materially affect the Company's financial position.

2.   GOING CONCERN

     These consolidated financial statements have been prepared on the going concern basis of accounting which assumes the Company will realize its assets and discharge its liabilities in the normal course of business. The Company is currently operating at a loss and has minimal net tangible assets. Should the Company be unable to continue as a going concern it may be required to realize its assets and settle its liabilities at amounts substantially different from the current carrying values.

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

2.   GOING CONCERN-continued

     The Company's ability to continue as a going concern is dependent on the continued financial support of its principal shareholder, Fai H. Chan, who has signed a letter of financial support to the Company.

3.   ACQUISITIONS, REVERSAL AND DISPOSAL

     During 1996 and 1995 the Company made two acquisitions both of which have either been reversed or disposed of in 1997. The acquisitions were accounted for as a purchase and their operating results were included in the consolidated statements of income from their respective dates of acquisition.

     On September 4, 1996, through a wholly-owned subsidiary, the Company acquired a 70% interest in Wuhan Monkey King Container Co., Ltd. ("Wuhan") in exchange for 727,272 shares of the Company's restricted common stock. No goodwill arose on the acquisition. Wuhan is a joint venture incorporated in the People's Republic of China ("PRC") which was formed to engage in the design, manufacture, lease and repair of standard and non-standard containers and related steel structure products.

     As a result of the unsatisfactory performance of Wuhan in both 1996 and 1997, the Company effected an agreement on December 29, 1997 to reverse the acquisition by returning a 70% interest in Wuhan to redeem the 727,272 shares of restricted common stock previously issued for the acquisition. The 1997 results of Wuhan have been disclosed under discontinued operations and the comparatives have been restated accordingly. In 1998, the change in ownership in Wuhan had been approved by the relevant government authorities in PRC.

     Revenues from the discontinued operation in Wuhan were $2,934,871 and $1,082,317 in 1997 and 1996, respectively.

     On January 9, 1995, the Company acquired from Fai H. Chan, an officer, director and stockholder of the Company, 100% of the issued ordinary share capital of Heng Fai China & Asia Industries Limited ("Heng Fai Asia") in exchange for nominal consideration. Heng Fai Asia through its wholly-owned subsidiaries had various options to acquire interests in various lease interests or operating joint ventures in the PRC, but otherwise had no material assets and liabilities or operations at the time of acquisition.

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

3.   ACQUISITIONS, REVERSAL AND DISPOSAL-continued

     Heng Fai Asia, through its wholly-owned subsidiary, Cangzhou Min You Cement Co., Ltd. (the "Cangzhou Cement") formed in January 1995 exercised its option to enter into a lease, for a period of five years commencing January 1, 1995, of a production line at the Hebei Cangzhou City Chemical Corporation Factory (the "Cangzhou Factory"). Cangzhou Cement was entitled to lease the production line for five years for a rental of RMB1.2 million ($144,288) payable through expenditures, which were made in 1995, to renovate and modernize the Cangzhou Factory.

     On December 10, 1997, the Company disposed of a 75% and a 6% interest in the Cangzhou Cement to the Chinese joint venture partner and an unaffiliated company for a consideration of $nil and $8,657, respectively. At December 31, 1997, the Company's interest in Cangzhou Cement has been reduced from 100% to 19% and full provision was made against the remaining cost of investment in the Cangzhou Cement. The change in ownership in Cangzhou Cement has been approved by the relevant government authorities in PRC.

     Revenues from the discontinued operation in Cangzhou Cement were $306,398 and $540,191 in 1997 and 1996, respectively.

     Heng Fai Asia's other options lapsed in 1995.

     In January 1997, the Company acquired from Fai H. Chan, an officer, director and stockholder of the Company, 100% of the issued ordinary share capital of Greatly Hong Kong Limited ("Greatly HK") in exchange for nominal consideration. Greatly HK had a 25% interest in Hebei Cherry Valley Duck Ltd. ("Duck Farm"), a cooperative joint venture established in the PRC which was engaged in the management and operation of a duck farm in PRC. The investment was wholly financed by an interest free, short-term advance of RMB2,500,000 from Fai H. Chan. Other than the investment in the Duck Farm and the advance from Fai H. Chan, Greatly HK had no other material assets and liabilities or operations at the time of acquisition.

     As a result of the unsatisfactory performance of the Duck Farm, Greatly HK effected an agreement in December 1997 to dispose of its 25% interest in the Duck Farm at a consideration of $nil. In 1998, the change in ownership in the Duck Farm was approved by the relevant government authorities in PRC.

     The share of 1997 results and the loss on disposal of the Duck Farm have been disclosed under discontinued operations.

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

3.   ACQUISITIONS, REVERSAL AND DISPOSAL-continued

     On March 3, 1997, the Company acquired from Fai H. Chan, an officer, director and stockholder of the Company, 100% of the issued ordinary share capital of Heng Fai China Industries Acquisition Limited ("Heng Fai Acquisition") in exchange for nominal consideration. Heng Fai Acquisition had an option to form a cooperative joint venture in the PRC, but otherwise had no material assets and liabilities or operations at the time of acquisition.

     Heng Fai Acquisition had entered into a conditional agreement (the "Agreement") with an unaffiliated party in PRC, (the "PRC Party") to establish a joint venture, in Zhangjiagang Free Trade Zone, PRC. However, the Agreement was not completed and the registration of the joint venture was canceled during 1997.

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The following sets forth the significant accounting principles utilized in the preparation of the consolidated financial statements:

     Principles of consolidation - The consolidated financial statements of Powersoft Technologies, Inc. include the assets, liabilities, revenues and expenses of the Company and all its subsidiaries. All material intercompany transactions and balances have been eliminated.

     Cash and cash equivalents - The Company's cash and cash equivalents include cash on hand and short-term bank deposits, with original maturities of three months or less.

     The following supplemental schedule summarizes the fair value of assets acquired, cash paid net of cash acquired, common stock issued and the liabilities assumed in conjunction with the acquisition of equity interests in subsidiaries in 1996:

          Fair value of non-cash assets acquired             $    5,083,943
          Cash acquired                                              21,940
          Common stock issued                                      (100,000)
                                                               ------------
          Liabilities assumed                                $    4,105,883
                                                               ============

     Investment securities - The Company has classified the marketable equity securities it holds as available-for-sale. Accordingly, pursuant to Statement of Financial Accounting Standard No. 115 the securities are measured at fair value, with unrealized gains and losses, net of applicable taxes, reported as a separate component of equity.

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES-continued

     Property, plant and equipment - Properties, plant and equipment are stated at cost. Depreciation and amortization is based on the respective estimated useful lives as calculated on the following bases:


          Building in Canada               5% declining balance method

          Leasehold land                   Amortized over the term of the lease,
                                           which expires on May 31, 2032  using
                                           the straight line method.

          Furniture and equipment          10% to 20% straight line method

     Upon sale or retirement, the costs and related accumulated depreciation or amortization are eliminated from the accounts and any resulting gain or loss is included in income.

     Foreign currency translation - Financial statements of international subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities and a weighted average exchange rate for each period for revenue and expenses. Where the local currency is the functional currency, translation adjustments are recorded as a separate component of shareholders' (deficit) equity.

     Revenues recognition - Rental income is recognized on a straight-line basis over the periods of the leases. Investment income from the sale of securities is recognized on the transaction date when title of the securities has passed. Dividend income from investments is recognized when shareholders' rights to receive payment have been established.

     Income taxes - Certain items are treated differently for financial reporting purposes than for income tax purposes. Pursuant to the provision of Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes", deferred tax is provided, under the liability method, for the resulting temporary differences between the financial reporting and tax bases of assets and liabilities, using the currently enacted tax rates.

     Loss per common share - Basic earnings (loss) per common share has been calculated based upon the net earnings (loss) available to common stockholders divided by the weighted average number of common shares outstanding during the period. Diluted earnings (loss) per common share would not be different than basic earnings (loss) per common share due to the fact that including the potential common shares would result in antidilution as a result of the loss from continuing operations.

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

4.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES - continued

     Use of estimates - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosures of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Reclassifications - Certain prior year amounts have been reclassified to conform to the current year's presentation.

     Effects of recent accounting standards - In 1998 the Company adopted Statement of Financial Accounting Standards (SFAS) No.130, "Reporting Comprehensive Income", SFAS No.131, "Disclosures about Segments of an Enterprise and Related Information" and SFAS No.132, "Employers' Disclosures about Pensions and Other Postretirement Benefits".

     SFAS No. 130 requires that an enterprise reports, by major components and as a single total, the change in its net assets during the period from non-owner sources. The Company has presented its comprehensive income
     (loss) in the consolidated statements of income.

     SFAS No. 131, which superseded SFAS No. 14, "Financial Reporting for Segments of Business Enterprise," establishes standards for the way that public enterprises report information about operating segments in financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. The adoption of SFAS No. 131 did not require any changes to the Company's existing financial statement disclosures.

     SFAS No.132 amends the disclosure requirements for pensions and other postretirement benefits. The adoption of SFAS No.132 had no significant impact on the Company's current financial statement disclosures.

     New accounting standards not yet adopted - The Financial Accounting Standards Board has issued a new standard SFAS No.133, "Accounting for Derivative Instruments and Hedging Activities." Management has not yet completed the analysis of the impact this would have on the financial statements of the Company.

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

5.   AVAILABLE-FOR-SALE SECURITIES

     The cost and approximate market value of investment securities were as follows:

                                                   As of December 31,
     Corporate equity securities:            1998                   1997
                                             ----                   ----

     Cost                              $   3,795,370         $    3,814,612
     Less:  Gross unrealized losses       (3,356,080)            (2,307,267)
                                         -----------            -----------

     Estimated fair value              $     439,290         $    1,507,345
                                         ===========            ===========
     Carrying value                    $     439,290         $    1,507,345
                                         ===========            ===========

     All investment securities are pledged to secure the Company's margin loan payable (See note 8).

     Included in the above securities are 48,535,276 shares at December 31, 1998 (1997: 48,535,276 shares) representing 3.9% (1997: 3.9%) of the outstanding common stock of Heng Fung Holdings Company Limited, ("Heng Fung"). These securities were acquired in 1997 at a cost of $3,814,612 and had a carrying value of $439,290 at December 31, 1998 and $1,507,345 at December 31, 1997.
     Fai H. Chan and Robert H. Trapp, directors of Heng Fung, are also officers, directors and/or shareholders of the Company.

     The investment securities held by the Company are not subject to any contractual or statutory resale restrictions and any portion of these securities can be reasonably expected to qualify for sale within one year.

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

6.   PROPERTY, PLANT AND EQUIPMENT

     The components of property, plant and equipment are as follows:

                                                            As of December 31,
                                                           1998          1997
                                                           ----          ----

     Buildings                                        $   639,718   $   722,538
     Leasehold land                                       514,334       580,922
     Furniture and equipment                               11,347        11,347
                                                        ---------    ----------

     Total                                              1,165,399     1,314,807
     Less:  Accumulated depreciation and amortization    (503,594)     (528,887)
                                                        ---------     ---------

                                                      $   661,805   $   785,920
                                                        =========     =========

7.   DEFERRED EXPENDITURE

     (a) In June 1995, the Company entered into a consulting agreement with a previously unaffiliated party pursuant to which it received various investor relations and financial advisory services. The consulting agreement had a term of 12 months, subject to earlier termination thereof or renewal for subsequent periods. Pursuant to the terms of the agreement, the Company: (a) in June 1995, issued to the consultant an aggregate of 260,000 shares of common stock and (b) was obligated to issue to the consultant 20,000 shares of common stock each month during the term of the agreement.

          The unamortized portion of the amount recorded for the 260,000 shares of common stock initially issued brought forward from 1995 of $703,567 was fully amortized in 1996 and recognized as consulting fees.

          During 1996, 100,000 shares of common stock were issued to the consultant pursuant to the terms of the agreement in (b) above. The value attributable to the 100,000 shares of common stock issued of $581,000 was charged to the statement of income in 1996 and recognized as consulting fees.

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

7.    DEFERRED EXPENDITURE-continued

     (b) In September 1996, the Company entered into a consulting agreement with another previously unaffiliated party pursuant to which it received various investor relations and financial advisory services. The consulting agreement had a term of 12 months, subject to earlier termination thereof or renewal for subsequent periods. Pursuant to the terms of the agreement, the Company issued an aggregate of 300,000 shares of common stock to the consultant in September 1996. The value attributable to the 300,000 shares of common stock issued was $319,500, which had been capitalized and was amortized over the 12 months term of the consulting agreement.

          The unamortized portion of the amount recorded for the 300,000 shares of common stock initially issued brought forward from 1996 of $234,750 was fully amortized in 1997 and recognized as consulting fees.

     (c) In August 1997, the Company entered into a consulting agreement with a previously unaffiliated party pursuant to which it received various investor relations and financial advisory services. The consulting agreement had a term of 12 months, subject to earlier termination thereof or renewal for subsequent periods. Pursuant to the terms of the agreement, the Company was obligated to issue 100,000 shares of common stock to the consultant.

          During 1997, 100,000 shares of common stock were issued to the consultant pursuant to the terms of the agreement above. The value attributable to the 100,000 shares of common stock issued was $100,000, which has been capitalized and was being amortized over the 12-month term of the consulting agreement. The unamortized portion of the amount recorded for the 100,000 shares of common stock issued is presented as a reduction of shareholders' equity.

          During 1998, the unamortized portion of the amount recorded for the 62,500 shares of common stock issued brought forward from 1997 was fully amortized and recognized as consulting fees.

8.   MARGIN LOAN PAYABLE

     The margin loan payable is collateralized by the Company's investment securities with a carrying value of $439,290 (1997: $1,507,345). The loan is payable on demand and bears interest at Hong Kong best lending rate (12.5% at December 31, 1998) plus 3.5% per annum.

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

9.   RELATED PARTY TRANSACTIONS

     At the balance sheet date the Company had the following balances with related parties, which are interest-free, payable on demand and unsecured unless otherwise stated:

                                                         As of December 31,
                                                      1998              1997
                                                      ----              ----
     Amounts receivable from:
        Parties related to certain directors    $    15,632        $   18,950
                                                 ==========         =========
     Amounts payable to:
        Certain directors                       $   901,097       $   620,067
        Parties related to certain directors        960,119           284,689
                                                 ----------         ---------
                                                $ 1,861,216       $   904,756
                                                 ==========         =========

     In addition at December 31, 1998 and 1997, the second mortgage of $77,579 and related interest payable of $25,368 and $38,623, respectively, are payable to the Silverstein Foundation, Inc., a Panama company, in which Mr. Fai H. Chan's children have beneficial ownership interests. The related interest expense was $8,269 in 1998, $7,774 in 1997 and $8,947 in 1996.

     On November 1, 1996, the Company entered into a 10 year consulting and managerial agreement with Tight Hold Investment Limited ("Tight Hold"), a company in which Fai H. Chan has a beneficial ownership interest. According to the consulting and managerial agreement, Tight Hold shall provide consulting and managerial services to the Company in return for an annual consulting fee of $500,000. Consulting fees paid to Tight Hold during years ended December 31, 1998, 1997 an 1996 were $500,000, $500,000 and $500,000, respectively.

     On February 1, 1997, the Company issued an aggregate of 1,700,000 shares of common stock at $0.60 per share to Fai H. Chan (1,300,000 shares), Ronald
     M. Lau (100,000 shares), Robert H. Trapp (100,000 shares) and Keow Y. Chan (200,000 shares) pursuant to private placements for aggregate proceeds of $1,020,000. Except for Keow Y. Chan who is Fai H. Chan's wife, all of the above parties were directors of the Company at that time. (See note 11
     (c)).

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

9.   RELATED PARTY TRANSACTIONS-continued

     On June 25, 1997, the Company issued 2,500,000 shares of common stock at $0.24 per share to Fai H. Chan pursuant to a private placement for proceeds of $600,000. (See note 11 (d)).

     The Company maintains deposits in accounts at American Pacific Bank and Fai
     H. Chan is an officer and a director of such bank.



10.  MORTGAGE LOANS PAYABLE

                                                           As of December 31,
                                                           1998         1997
                                                           -----        ----
     First mortgage, principal due monthly through
        June 15, 2003 with fixed interest at 6.70%      $ 741,857   $  865,594

     Second mortgage, principal payable on demand
        with interest at Canadian prime (6.00% as at
        December 31, 1998) plus 4%                         77,579       87,623
                                                         --------     --------

                                                          819,436      953,217
     Less:  current portion                              (109,159)    (115,251)
                                                         --------     --------
                                                        $ 710,277   $  837,966
                                                         ========     ========


     The mortgage loans are denominated in Canadian dollars. The maturities of the mortgage loans as of December 31, 1999 are as follows:


               1999                      $ 109,159
               2000                         33,596
               2001                         36,019
               2002                         38,474
               2003                        602,188
                                          --------
                                         $ 819,436
                                          ========


     The Company has pledged  property with a net book value of $652,560  (1997:
     $775,834) at December 31, 1998 to secure the mortgage loans.

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

11.  CAPITAL STOCK

     During the three years ended December 31, 1998 there were several changes of the Company's capital as set forth below:

     In 1996,
     a) the Company issued 100,000 and 300,000 shares of common stock at $5.81 and $1.0625, respectively, pursuant to consulting agreements (See notes 7 (a) and (b)).
     b) the Company issued 727,272 shares of common stock at $1.375 to acquire a 70% interest in a subsidiary (See note 3).

     In 1997,
     c) the Company issued 1,700,000 shares of common stock to related parties at $0.60 per share pursuant to private placements for proceeds of $1,020,000. (See note 9)
     d) the Company issued 2,500,000 shares of common stock to Fai H. Chan at $0.24 per share pursuant to a private placement for proceeds of $600,000. (See note 9)
     e) the Company issued 100,000 shares of common stock at $1.00 per share pursuant to a consulting agreement (see note 7(c)).
     f) the Company redeemed 727,272 shares of common stock at $1.375 to reverse the purchase of a 70% interest in a subsidiary (See note 3).

     There were no transactions in the Company's capital during 1998.

     As of December 31, 1998, there were also outstanding warrants to purchase an aggregate of 296,443 shares of common stock, at an exercise price of $3.20 per share through September 2, 1999. No warrants were issued or exercised during 1998.

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

12.  INCOME TAXES

     No provision for income taxes has been made as the Company and its subsidiaries had losses for all years presented.

     At December 31, 1998 certain of its subsidiaries had operating tax loss carry forwards for income tax purposes, which may be applied to reduce future taxable income of the same company. At December 31, 1998 there were tax loss carryforwards in Hong Kong Special Administrative Region ("Hong Kong") of approximately $455,000 with no expiration date.

     The Company has established a valuation allowance for the entire amount of these losses. There were no other material temporary differences.

     The Company has not filed corporate income tax returns in the United States for the periods ended June 30, 1996, June 30, 1997, June 30, 1998 and December 31, 1998. The returns are in the process of being completed and will be filed as soon as possible. The Company does not anticipate significant penalties, taxes or interest.

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

13.      SEGMENT INFORMATION


                                                   Rental     Investment
For the year ended December 31, 1998               Income       Income       Consolidated
------------------------------------               ------     ----------     ------------

Revenues ..................................   $   307,327    $    13,303    $   320,630
                                                ---------     ----------     ----------
Income (loss) from operations .............        80,714        (25,154)        55,560
General corporate expenses ................                                    (639,889)
Interest Expense ..........................                                    (492,804)
                                                                             ----------
Loss from continuing operations ...........                                  (1,077,133)
                                                                             ----------
Discontinued operations:
   Cement .................................                                       --
   Containers .............................                                       --
   Investment in Duck Farm ................                                       --

Loss from discontinued operations..........                                       --
                                                                             ----------
Loss before income taxes ..................                                 $(1,077,133)
                                                                             ==========
Identifiable assets:
   Continuing operations ..................   $   703,003    $   474,435    $ 1,177,438

   Discontinued operations:
      Cement ..............................                                       --
      Containers ..........................                                       --
      Investment in Duck Farm .............                                       --
                                                                             ----------
                                                                              1,177,438
   Corporate assets .......................                                      38,328
                                                                             ----------
                                                                            $ 1,215,766
                                                                             ==========
Supplemental information
   Depreciation ...........................   $    34,346    $       840    $    35,186
                                               ==========     ==========     ==========
   Capital expenditures ...................   $      --      $      --      $      --
                                               ==========     ==========     ==========


                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

13.    SEGMENT INFORMATION - continued


                                                  Rental     Investment
For the year ended December 31, 1997              Income       Income       Consolidated
------------------------------------              ------     ----------     ------------

Revenues ..................................   $   346,528    $   225,393    $   571,921
                                               ----------     ----------     ----------
Income (loss) from operations .............       116,404        138,794        255,198
General corporate expenses ................                                  (1,163,415)
Interest Expense ..........................                                    (309,201)
                                                                             ----------
Loss from continuing operations ...........                                  (1,217,418)
                                                                             ----------
Discontinued operations:
   Cement .................................                                      (8,342)
   Containers .............................                                      59,232
   Investment in Duck Farm ................                                    (301,324)
                                                                             ----------
Loss from discontinued operations .........                                    (250,434)
                                                                             ----------
Loss before income taxes ..................                                  (1,467,852)
                                                                             ==========
Identifiable assets:
   Continuing operations ..................   $   803,754    $ 1,531,620    $ 2,335,374

   Discontinued operations:
      Cement ..............................                                        --
      Containers ..........................                                        --
      Investment in Duck Farm .............                                        --
                                                                             ----------
                                                                              2,335,374
   Corporate assets .......................                                      52,688
                                                                             ----------
                                                                            $ 2,388,062
Supplemental information:                                                    ==========
   Depreciation ...........................   $    40,320    $       841    $    41,161
                                               ==========     ==========     ==========

   Capital expenditures ...................   $      --      $      --      $      --
                                               ==========     ==========     ==========

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

13.   SEGMENT INFORMATION - continued


                                                  Rental     Investment
For the year ended December 31, 1996              Income       Income       Consolidated
------------------------------------              ------     ----------     ------------

Revenues ..................................   $   336,644    $    92,214    $   428,858
                                               ----------     ----------     ----------
Income (loss) from operations .............        85,883        (59,955)        25,928
General corporate expenses ................                                  (1,966,224)
Interest Expense ..........................                                    (121,436)
                                                                             ----------
Loss from continuing operations ...........                                  (2,061,732)
                                                                             ----------
Discontinued operations:
   Cement .................................                                     (62,487)
   Containers .............................                                    (241,208)
   Investment in Duck Farm ................                                        --
                                                                             ----------
Loss from discontinued operations .........                                    (303,695)
                                                                             ----------
Loss before income taxes ..................                                 $(2,365,427)
                                                                             ==========
Identifiable assets:
   Continuing operations ..................   $   787,920    $   710,307    $ 1,498,227

   Discontinued operations:
      Cement ..............................                                     395,955
      Containers ..........................                                   8,560,939
      Investment in Duck Farm .............                                         --
                                                                             ----------

                                                                            $10,455,121
   Corporate assets .......................                                     170,259
                                                                             ----------
                                                                            $10,625,380
                                                                             ==========
Supplemental information:
   Depreciation ...........................   $    41,395    $       420    $    41,815
                                               ==========     ==========     ==========

   Capital expenditures ...................   $      --      $     3,363    $     3,363
                                               ===========   ===========    ===========

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

13.  SEGMENT INFORMATION - continued

     The  following  is  a  summary  of  information   regarding  the  Company's
     continuing operations by geographical area for each of the three years ended December 31, 1998:

                                         1998            1997             1996
                                         ----            ----             ----
Revenue:
   North America ...............   $    312,119    $    360,030    $    342,112
   Hong Kong ...................          8,511         211,891          86,746
                                   ------------    ------------    ------------
                                   $    320,630    $    571,921    $    428,858
                                   ============    ============    ============

Operating income (loss):
   North America ...............   $     80,714    $    116,404    $     91,351
   Hong Kong ...................       (517,958)       (170,407)       (186,859)
   General corporate expenses ..       (639,889)     (1,163,415)     (1,966,224)
                                   ------------    ------------    ------------

                                   $ (1,077,733)   $ (1,217,418)   $ (2,061,732)
                                   ============    ============    ============

Identifiable assets:
   North America ...............   $    703,003    $    803,754    $    787,920
   PRC .........................           --              --         8,956,894
   Hong Kong ...................        474,435       1,531,620         710,307
   Corporate assets ............         38,328          52,688         170,259
                                   ------------    ------------    ------------

                                   $  1,215,766    $  2,388,062    $ 10,625,380
                                   ============    ============    ============

14.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS

     The following disclosure of the estimated fair value of financial instruments is made in accordance with the requirements of the SFAS No. 107 "Disclosure about Fair Value of Financial Instruments". The estimated fair value amounts have been determined by the Company, using available market information and appropriate valuation methodologies. However, considerable judgment is necessarily required in interpreting market data to develop estimates of fair value. Accordingly, the estimates presented herein are not necessarily indicative of the amounts that the Company could realize in a current market exchange.

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

14.  ESTIMATED FAIR VALUE OF FINANCIAL INSTRUMENTS-continued

     The carrying amounts of cash and cash equivalents, short-term borrowings, current portion of mortgage loans payable and margin loan payable, are a reasonable estimate of their fair value due to the short maturity of the instruments. The fair value for the available-for-sale securities is based primarily on quoted market prices and such securities are carried at fair value.

15.  COMMITMENTS AND CONTINGENCIES

     The Company had no capital commitments as of December 31, 1998.

     The Company leases land in North Vancouver, British Columbia on which the Company's rental property is located. The annual rent of CDN$110,000 ($71,115) is fixed until May 31, 2010. The Company has the option to extend the lease to May 31, 2032 at a rent to be negotiated.

     Total rental expense charged to operations was $85,365 in 1998, $125,201 in 1997 and $131,813 in 1996.

     At  December  31,  1998,  the  minimum  future  rental   commitments  under
     non-cancelable leases payable over the remaining lives of the leases are:


               1999                                $  71,115
               2000                                   71,115
               2001                                   71,115
               2002                                   71,115
               2003                                   71,115
               2004 through 2010                     456,321
                                                    --------
                                                   $ 811,896
                                                    ========

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

16.  SUBSEQUENT EVENTS (RESTATED)

     (a) On January 18, 1999, the Company entered into an agreement with SAR Trading Limited ("SAR") wherein SAR agreed to buy and the Company
          agreed  to  sell  all  of  its   interests  in  the  majority  of  its
          subsidiaries for approximately $4,838,000 in the form of the assumption of certain liabilities. In consideration of the assumption of liabilities, the Company agreed to issue two notes payable to SAR in the amounts of $1,000,000 and $3,838,000. The $1,000,000 note will be immediately convertible into 20,000,000 common shares of the Company. The $3,838,000 note will be convertible into shares of common stock of the Company, in minimum increments of $250,000 each, at the average 15 day trading price at the option of the Company by giving seven trading days notice in writing to SAR. SAR is owned 100% by Fai
          H. Chan. On June 18, 1999, the Company agreed to offset the $1,365,278 amount due from related parties against the $3,838,000 note payable. The agreements are subject to shareholder approval.

     (b) On February 5, 1999, 13,700,000 shares of common stock of the Company were issued erroneously to SAR in exchange for a portion of the debt that is to be issued pursuant to the agreements with SAR. Because the agreements have not yet been approved by the Company's shareholders, the 13,700,000 shares of common stock have been canceled.

          At December 31, 1998, the unaudited pro forma effect of the above events as if they had occurred on that date and assuming all notes are converted into common stock is summarized as follows:


                                  December 31,                      December 31,
                                     1998          Pro forma            1998
                                   (actual)       adjustments        (pro forma)
                                  ------------    -----------       -----------
Total assets ................... $ 1,215,766     $   185,690  (1)   $    36,178
                                                  (1,365,278) (2)
                                 ===========     ===========        ===========

Total current liabilities ...... $ 5,283,697     $(4,488,781) (1)   $   794,916

Mortgage loans payable .........     710,277        (710,277) (1)         --

Notes payable ..................        --         3,838,000  (1)     2,472,722
                                                  (1,365,278) (2)
                                 -----------                        -----------
Total liabilities ..............   5,993,974                          3,267,638
                                 -----------                        -----------
Shareholders' deficit            $(4,778,208)      1,546,748  (1)   $(3,231,460)
                                 ===========     ===========        ===========

                          POWERSOFT TECHNOLOGIES, INC.
               (Formerly known as Heng Fai China Industries, Inc.)
            NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS-continued
                             (United States Dollars)

16.    SUBSEQUENT EVENTS - continued

               (1) To reflect the effect of the sale of all the interests in majority of its subsidiaries by way of the assumption of the liabilities and the effect of the issuance of the note payable and the conversion of the $1,000,000 note into 20,000,000 common shares of the Company.

               (2) To reflect the effect of setting off the amounts due from related parties with the $3,838,000 note payable. The amounts due from related parties arise from the de-consolidation of the subsidiaries sold and represented intercompany receivables.

          (c) On February 12, 1999, the Company entered into a Technology License and Services Agreement (the "Agreement") with Cyber
               Construction Company, Inc. ("Cyber"). Cyber has developed and continues to develop certain software applications, methods, operating procedures, Internet infrastructure design and Internet site template development (collectively the "Technology"). The Agreement grants a nontransferable license to the Company to use and execute this Technology developed by Cyber, along with related services, for the Company's customers. The Company agrees to grant and transfer to Cyber, as a consideration of the license and related services, its preferred stock with a face value of $10 million, as part of an issuance of up to $50 million of its preferred shares. The Company has agreed that upon the sooner of
               (i) the licensing or acquisition of technologies utilizing the $50 million proceeds from the sale of preferred shares; or (ii) February 13, 2001. The transaction contemplated by the agreement has not yet been consummated and consequently, has not yet been recorded.

                                    EXHIBIT A


APPRAISAL RIGHTS. (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder: means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the Nation Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of 1 such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such 1 such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of 1 such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidations has become effective; or

     (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of sock of such constituent corporation, and shall include in such notice a coy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw 1 such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after 1 such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after the expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register of Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register of Chancery, if such is required, may participate fully in all proceedings until it is finally determined that 2 such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall also be so made to each such stockholder, in the case of holders of uncertified stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties ad the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded 1 appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distribution on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of 1 such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation. (Last amended by Ch. 339, L. '98, eff. 7-1-98.)

------------------------

Ch. 339 L. '98, eff. 7-1-98, added matter in italic and deleted "his" 1 and "he." 2

                                    EXHIBIT B

                        AMENDMENT TO ASSET SALE AGREEMENT

     This first amendment to the January 18, 1999 Asset Sale Agreement between Powersoft Technologies, Inc., Vendor, and SAR Trading Limited, Purchaser, is made and entered into this 18th day of June, 1999 by and between:

         POWERSOFT TECHNOLOGIES, INC.
         1088-650 West Georgia Street
         PO Box 11586
         Vancouver, B.C.
         Canada  V6B 4N8

         (hereinafter "Vendor")

         AND

         SAR TRADING LIMITED
         Tropic Isle Building
         P.O. Box 438
         Road Town, Tortola
         British Virgin Islands

         (hereinafter "Purchaser")

                                    RECITALS

A. The original January 18, 1999 agreement (Original Agreement) is attached hereto as Exhibit A and is incorporated herein by reference.

         B.       Vendor and Purchaser desire to amend the Original Agreement.

NOW THEREFORE, the parties hereto agree as follows:

          1. The Vendor shall, and does hereby, sell 100% of its VHKP, HFCA, HFCI, HFCIA, HFM, WCC and GHK shares to the Purchaser. In consideration of the Purchaser's assumption of liabilities totaling U.S. $3,472,722.00 from the Vendor subsidiaries, namely VHKP, HFCA, HFCI, HFCIA, HFM, WCC and GHK, the Vendor hereby agrees to issue two notes payable to the Purchaser for a total of U.S. $3,472,722.00.

          2. Note I shall be for U.S.$1,000,000.00, to be converted into shares at $0.05 (five cents) per share immediately upon receipt.

          3. Note II shall be for U.S. $2,472,722.00. This amount represents $3,838,000.00 payable by Vendor to Purchaser, (as agreed upon in the original Asset Sale Agreement dated January 18, 1999), less $1,365,278.00, which has since become payable by Purchaser to Vendor as the result of an assignment agreement attached hereto as Exhibit B.

          4. Note II shall be non-interest bearing and can be convertible into the Vendor share at fifteen trading days average price at the option of the Vendor by giving seven trading days notice in writing to the Purchaser. The Note can be converted at a minimum of $250,000.00 per conversion.

          5. The Vendor warrants to the Purchaser that, at the time of closing, the liability will not exceed U.S.$3,472,722.00.

IN WITNESS WHEREOF the Parties hereto execute this amendment, which shall be effective as of the 18th day of June, 1999.


POWERSOFT TECHNOLOGIES, INC.


//s// Robert H. Trapp
-------------------------------------------
Robert H. Trapp, Director
POWERSOFT TECHNOLOGIES, INC.


SAR TRADING LIMITED


//s// Fai H. Chan
-------------------------------------------
Fai H. Chan, Director
SAR TRADING LIMITED

                                      PROXY

                           POWERSOFT TECHNOLOGIES INC.
                    PROXY SOLICITED BY THE BOARD OF DIRECTORS
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                               TO BE HELD 15, 1999


     The undersigned hereby constitutes and appoints Fai H. Chan and Robert H. Trapp, and each of them, the true and lawful attorneys and proxies of the undersigned with full power of substitution and appointment, for and in the name, place and stead of the undersigned, to act for and to vote all of the undersigned's shares of $0.01 par value common stock ("Common Stock") of
Powersoft Technologies Inc. (the "Company") at the Annual Meeting of Stockholders (the "Meeting") to be held in the Board Room of eVision USA.Com, Inc., One Norwest Center, 1700 Lincoln Street, 31st Floor, Denver, Colorado 80203, on , 1999, at 10:00 a.m. Mountain Time, and at all adjournment(s) thereof for the following purposes:

     1. Election of Directors;

        [  ]    FOR THE DIRECTOR             [  ]     WITHHOLD AUTHORITY TO VOTE
                NOMINEES LISTED BELOW                 FOR ALL NOMINEES LISTED
               (EXCEPT AS MARKED TO
                THE CONTRARY BELOW)

     INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

               Fai H. Chan
               Robert H. Trapp

     2. reincorporate the Company by changing the state of incorporation from Delaware to Colorado by the adoption of a Plan and Agreement of Merger pursuant to which the Company will effectuate a 30 to 1 reverse split of its common stock and will be merged with and into Asia SuperNet Corporation, a Colorado corporation, which is a wholly owned subsidiary of the Company formed specifically for the purpose of the reincorporation and which shall be the surviving corporation;

               [  ]  FOR
               [  ]  AGAINST
               [  ]  ABSTAIN

     3. approve an agreement between the Company and SAR Trading Limited ("SAR"), a company wholly owned by Fai H. Chan, an officer, director and majority stockholder of the Company, whereby the Company agreed to sell and SAR agreed to purchase all of the operating subsidiaries of the Company in consideration for which the Company agreed to issue SAR $3,472,272 of convertible debt net of related party accounts receivable of $1,365,278; and

               [  ]  FOR
               [  ]  AGAINST
               [  ]  ABSTAIN

     4. transact such other business as may lawfully come before the Meeting or any adjournment(s) thereof.

               [  ]  FOR
               [  ]  AGAINST
               [  ]  ABSTAIN

     The undersigned hereby revokes any proxies as to said shares heretofore given by the undersigned and ratifies and confirms all that said attorneys and proxies lawfully may do by virtue hereof.

     THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THEN THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AT THE MEETING FOR THE ELECTION OF THE DIRECTORS AND FOR THE OTHER ITEMS LISTED ABOVE.

     It is understood that this proxy confers discretionary authority in respect to matters not known or determined at the time of the mailing of the Notice of Annual Meeting of Stockholders to the undersigned. The proxies and attorneys intend to vote the shares represented by this proxy on such matters, if any, as determined by the Board of Directors.

     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement and Annual Report to Stockholders furnished therewith.


     Dated and Signed:

                                                                          , 1999
                                   --------------------------------------

                                   ---------------------------------------------

                                   ---------------------------------------------

                                   Signature(s) should agree with the name(s) stenciled hereon. Executors, administrators, trustee, guardians and attorneys should so indicate when signing. Attorneys should submit powers of attorney.




                                        2